UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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COCA-COLA BOTTLING CO. CONSOLIDATED
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COCA-COLA BOTTLING CO. CONSOLIDATED
4100 COCA-COLA PLAZA
CHARLOTTE, NORTH CAROLINA 28211
(704) 557-4400

Notice of Annual Meeting of Stockholders
to be held on
April 29, 2008

To The Stockholders of
Coca-Cola Bottling Co. Consolidated:

Notice Is Hereby Given that the Annual Meeting of Stockholders (the “Annual Meeting”) of Coca-Cola Bottling Co. Consolidated will be held at our Snyder Production Center, 4901 Chesapeake Drive, Charlotte, North Carolina 28216 on Tuesday, April 29, 2008, at 10:00 a.m., local time, for the purpose of considering and acting upon the following:

1.	The election of eleven directors to serve until the next Annual Meeting and until their successors have been elected and qualified.

2.	Approval of an award of performance units to our Chairman and Chief Executive Officer.

3.	A proposal to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2008.

4.	Such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 14, 2008 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof, and only holders of our Common Stock and Class B Common Stock of record on such date will be entitled to notice of or to vote at the Annual Meeting. A list of stockholders will be available for inspection at least ten days prior to the Annual Meeting at our principal executive offices at 4100 Coca-Cola Plaza, Charlotte, North Carolina 28211.

The Board of Directors will appreciate your prompt vote. Registered holders of our stock may vote by a toll free telephone number, the Internet or by the prompt return of the enclosed proxy card, dated and signed. Instructions regarding all three methods of voting are set forth on the enclosed proxy card. You may revoke your proxy at any time prior to the vote at the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

By Order of the Board of Directors

Henry W. Flint
Secretary

March 25, 2008

Introduction
Record Date, Vote Required and Related Matters
Principal Stockholders
Proposal 1: Election of Directors
Corporate Governance
Compensation Committee Interlocks and Insider Participation
Compensation Committee Report
Executive Compensation
Director Compensation
Beneficial Ownership of Management
Equity Compensation Plan Information
Proposal 2: Approval of Performance Unit Award Agreement
Certain Transactions
Proposal 3: Ratification of Selection of our Independent Registered Public Accounting Firm for Fiscal Year 2008
Audit Committee Report
Section 16(a) Beneficial Ownership Reporting Compliance
Stockholder Proposals
Additional Information
Summary Annual Report and Annual Report on Form 10-K

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS OF
COCA-COLA BOTTLING CO. CONSOLIDATED
to be held on April 29, 2008

Introduction

This Proxy Statement is being furnished by the Board of Directors of Coca-Cola Bottling Co. Consolidated (“Coca-Cola Consolidated”) in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at our Snyder Production Center, 4901 Chesapeake Drive, Charlotte, North Carolina 28216 on Tuesday, April 29, 2008, at 10:00 a.m., local time, and at any adjournment thereof. On or about March 25, 2008, we will begin mailing to our stockholders this Proxy Statement and the accompanying form of proxy, the 2007 Summary Annual Report to Stockholders and the Annual Report on Form 10-K for the year ended December 30, 2007. Our principal executive offices are located at 4100 Coca-Cola Plaza, Charlotte, North Carolina 28211.

Record Date, Vote Required and Related Matters

The Board of Directors has fixed the close of business on March 14, 2008 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. At the close of business on March 14, 2008, we had 6,643,677 shares of Common Stock and 2,499,652 shares of Class B Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote per share and each share of Class B Common Stock is entitled to 20 votes per share (or an aggregate of 56,636,717 votes with respect to the Common Stock and the Class B Common Stock voting together as a single class). Each stockholder may exercise his right to vote either in person or by properly executed proxy. The Common Stock and Class B Common Stock will vote together as a single class on all matters considered at the Annual Meeting.

Any person giving a proxy pursuant to this solicitation may revoke it at any time before it is voted at the Annual Meeting by (1) delivering a written notice of revocation to our Secretary at our principal executive offices, (2) submitting a later-dated proxy relating to the same shares by mail, telephone or the Internet or (3) attending the Annual Meeting and voting in person. If a choice is specified in the proxy, shares represented thereby will be voted in accordance with such choice. If no choice is specified, the proxy will be voted as follows:

1.	FOR the eleven nominees to the Board of Directors listed herein;

2.	FOR approval of the performance unit award to our Chairman and Chief Executive Officer (the “2008 Performance Unit Award”); and

3.	FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2008.

The presence, in person or by proxy, of the holders of a majority of the votes eligible to be cast by the holders of Common Stock and Class B Common Stock voting together as a class is necessary to constitute a quorum at the Annual Meeting. Directors are elected by a plurality of the votes cast at a meeting at which a quorum is present. The affirmative vote of holders of a majority of the total votes of our Common Stock and Class B Common Stock, voting together as a single class, present in person or by proxy and entitled to vote on the subject matter is required for the approval of the 2008 Performance Unit Award and the ratification of PricewaterhouseCoopers LLC as our independent registered public accounting firm for fiscal year 2008.

Abstaining votes and broker non-votes are counted for purposes of establishing a quorum, but are not counted in the election of directors and therefore have no effect on the election. In a vote on the other proposals to be considered at the meeting, an abstaining vote will have the same effect as a vote against the proposals, but a broker non-vote will not be included in the tabulation of the voting results and therefore will not affect the outcome of the vote. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular matter because the nominee does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner.

The Board of Directors has been informed that J. Frank Harrison, III intends to vote an aggregate of 1,984,495 shares of our Common Stock and 2,499,250 shares of our Class B Common Stock (representing 51,969,495 votes and an aggregate of 91.8% of the total voting power of the Common Stock and Class B Common Stock together as of the record date) FOR electing the Board of Directors’ nominees for director, FOR approval of the 2008 Performance Unit Award, and FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2008.

The Board of Directors is not aware of any matters to be brought before the Annual Meeting or any adjournment thereof other than the matters described above and routine matters incidental to the conduct of the Annual Meeting. If, however, other matters are properly presented, it is the intention of the persons named in the accompanying proxy or their substitutes to vote the shares represented by the proxy in accordance with their best judgment on such matters.

Principal Stockholders

As of March 14, 2008, the only persons known to us to be beneficial owners of more than 5% of the Common Stock or Class B Common Stock were as follows:

		Amount and
		Nature of				Percentage
		Beneficial		Percentage of	Total	of Total
Name and Address	Class	Ownership		Class	Votes(1)	Votes(1)

J. Frank Harrison, III, J. Frank	Common Stock	4,483,745	(2)(3)	49.0%
Harrison Family, LLC and three Harrison Family Limited Partnerships, as a group	Class B Common	2,499,250	(4)(3)	99.98%	51,969,495	91.8%
4100 Coca-Cola Plaza Charlotte, NC 28211

The Coca-Cola Company	Common Stock	1,984,495	(5)(3)	29.9%
One Coca-Cola Plaza Atlanta, GA 30313	Class B Common	497,670	(3)	19.9%	11,937,895	21.1%

Coca-Cola Enterprises Inc.	Common Stock	578,947	(6)	8.7%	578,947	1.0%
2500 Windy Ridge Parkway Atlanta, GA 30339

River Road Asset Management, LLC	Common Stock	467,987	(7)	7.0%	352,759	0.6%
462 South 4th Street, Suite 1600 Louisville, KY 40202

(1)	In calculating the total votes and percentage of total votes, no effect is given to conversion of Class B Common Stock into Common Stock. A total of 6,643,677 shares of Common Stock and 2,499,652 shares of Class B Common Stock was outstanding on March 14, 2008.

(2)	Consists of (a) 2,499,250 shares of Class B Common Stock beneficially owned by such persons as described in note (4) that are convertible into shares of Common Stock and (b) 1,984,495 shares of Common Stock held by The Coca-Cola Company subject to the terms of the Voting Agreement and Irrevocable Proxy (described in note (3) below) as to which Mr. Harrison has shared voting and no investment power.

(3)	J. Frank Harrison, III, J. Frank Harrison Family, LLC and the Harrison Family Limited Partnerships (described in note (4) below) are parties to a Voting Agreement with The Coca-Cola Company. The Coca-Cola Company has also granted an Irrevocable Proxy to Mr. Harrison, the terms of which provide Mr. Harrison an irrevocable proxy for life concerning the shares of Common Stock and Class B Common Stock owned by The Coca-Cola Company. See “Certain Transactions” below.

(4)	Consists of (a) a total of 1,605,534 shares of Class B Common Stock held by the JFH Family Limited Partnership—FH1, JFH Family Limited Partnership—SW1 and JFH Family Limited Partnership—DH1 (collectively, the “Harrison Family Limited Partnerships”), as to which Mr. Harrison, in his capacity as the Consolidated Stock Manager of J. Frank Harrison Family, LLC (the general partner of each of the Harrison Family Limited Partnerships), has sole voting and investment power, (b) 497,670 shares of Class B Common Stock held by The Coca-Cola Company subject to the terms of the Voting Agreement and Irrevocable Proxy (described in note (3) above) as to which Mr. Harrison has shared voting and no investment power, (c) 235,786 shares of Class B Common Stock held by certain trusts for the benefit of certain relatives of the late J. Frank Harrison, Jr. as to which Mr. Harrison has sole voting and investment power, and (d) 160,260 shares of Class B Common Stock held by Mr. Harrison as to which he has sole voting and investment power.

(5)	Such information is derived from Amendment No. 26 to Schedule 13D filed by The Coca-Cola Company on April 1, 2003. With respect to the Common Stock ownership information, the amount shown excludes 497,670 shares issuable upon conversion of shares of Class B Common Stock.

(6)	Such information is derived from Amendment No. 5 to Schedule 13G filed by Coca-Cola Enterprises Inc. on February 6, 2008.

(7)	Such information is derived from the Schedule 13G filed by River Road Asset Management, LLC on February 13, 2008.

Proposal 1:
Election of Directors

The Board of Directors consists of between nine and twelve members as fixed from time to time by our stockholders or the Board of Directors. The Board of Directors currently has eleven members. Vacancies and newly-created directorships may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Eleven directors are to be elected at the Annual Meeting to hold office until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

It is the intention of the persons named as proxies in the accompanying form of proxy to vote all proxies solicited for the eleven nominees listed below, unless the authority to vote is withheld. Each of the nominees were elected to their current terms on the Board of Directors at the 2007 Annual Meeting of Stockholders, except for James H. Morgan. James H. Morgan was appointed to his current term on February 27, 2008 to fill a vacancy on the Board of Directors. If for any reason any nominee shall not become a candidate for election at the Annual Meeting, an event not now anticipated, the proxies will be voted for the eleven nominees including any substitutes that will be designated by the Board of Directors. The proxies solicited through this Proxy Statement will in no event be voted for more than eleven persons.

Nominees for Election of Directors

J. FRANK HARRISON, III, age 53, is our Chairman of the Board of Directors and Chief Executive Officer. Mr. Harrison served as Vice Chairman of the Board of Directors from November 1987 through his election as Chairman in December 1996 and was appointed as our Chief Executive Officer in May 1994. He was first employed by us in 1977 and has served as a Division Sales Manager and as a Vice President. Mr. Harrison is a director of Wachovia Bank & Trust, N.A., Southern Region Board. He is Chairman of the Executive Committee and Chairman of the Finance Committee.

H. W. MCKAY BELK, age 51, was appointed President and Chief Merchandising Officer of Belk, Inc., an operator of retail department stores, in March 2004. Prior to this appointment, Mr. Belk had served as President, Merchandising and Marketing of Belk, Inc. since May 1998. Mr. Belk served as President and Chief Merchandise Officer of Belk Stores Services, Inc., a provider of services to retail department stores, from March 1997 to April 1998. Mr. Belk served as President, Merchandise and Sales Promotion of Belk Stores Services, Inc. from April 1995 through March 1997. Mr. Belk is also a director of Belk, Inc. He has been a director of Coca-Cola Consolidated since May 1994 and is Chairman of the Audit Committee and a member of the Executive Committee and Compensation Committee.

SHARON A. DECKER, age 51, has been the Chief Executive Officer of The Tapestry Group, a faith based non-profit organization, since September 2004. Prior to founding The Tapestry Group, Ms. Decker served as the President of The Tanner Companies, a direct seller of women’s apparel, from August 2002 to September 2004. From August 1999 to July 2002, she was President of Doncaster, a division of The Tanner Companies. Ms. Decker was President and Chief Executive Officer of the Lynnwood Foundation, which created and manages a conference facility and leadership institute, from 1997 until 1999. From 1980 until 1997, she served Duke Energy Corporation in a number of capacities, including as Corporate Vice President and Executive Director of the Duke Power Foundation. She also serves as a director of Family Dollar Stores, Inc., a discount retailer, and SCANA Corporation, a diversified utility company. Ms. Decker has been a director of Coca-Cola Consolidated since May 2001. Ms. Decker is a member of the Audit Committee and the Retirement Benefits Committee.

WILLIAM B. ELMORE, age 52, is our President and Chief Operating Officer, positions he has held since January 2001. He was Vice President, Value Chain from July 1999 to December 2000, Vice President, Business Systems from August 1998 to June 1999, Vice President, Treasurer from June 1996 to July 1998 and Vice President, Regional Manager for the Virginia, West Virginia and

Tennessee Divisions from August 1991 to May 1996. Mr. Elmore has been a director of Coca-Cola Consolidated since January 2001. He is Chairman of the Retirement Benefits Committee and a member of the Executive Committee.

HENRY W. FLINT, age 53, is our Vice Chairman of the Board of Directors, a position he has held since April 2007. Mr. Flint served as Executive Vice President and Assistant to the Chairman from July 2004 to April 2007. Mr. Flint was Co-Managing Partner of the law firm of Kennedy Covington Lobdell & Hickman, L.L.P. from January 2000 to July 2004, a firm with which he was associated since 1980. Mr. Flint has also served as our Secretary since 2000. Mr. Flint is a member of the Finance Committee and Retirement Benefits Committee.

DEBORAH S. HARRISON, age 47, has been an affiliate broker with Fletcher Bright Company, a real estate brokerage firm located in Chattanooga, Tennessee, since February 1997. Ms. Harrison also served as a Trustee of the Girls’ Preparatory School in Chattanooga, Tennessee from 1997 to 2004. Ms. Harrison has been a director of Coca-Cola Consolidated since May 2003 and is a member of the Finance Committee.

NED R. McWHERTER, age 77, is retired. He served as a Governor of the United States Postal Service from 1995 to 2003 and as Governor of the State of Tennessee from January 1987 to January 1995. Mr. McWherter is also a former director of Volunteer Distributing Company, a beverage distributor, Eagle Distributors, Inc., a snack food distributor, and Piedmont Natural Gas Company, Inc., an energy and services company. He has been a director of Coca-Cola Consolidated since 1995 and is a member of the Compensation Committee.

JAMES H. MORGAN, age 60, has served as President and Chief Executive Officer of Krispy Kreme Doughnuts, Inc. since January 2008. Since January 2002, Mr. Morgan has served as Chairman and Chief Investment Officer of Covenant Capital, LLC (formerly Morgan Semones Associates, LLC), an investment management firm, which is the General Partner of The Morgan Crossroads Fund. Previously, Mr. Morgan served as a consultant for Wachovia Securities, Inc., a securities and investment banking firm, from January 2000 to May 2001. From April 1999 to December 1999, Mr. Morgan was Chairman and Chief Executive Officer of Wachovia Securities, Inc. Mr. Morgan was employed by Interstate/Johnson Lane, an investment banking and brokerage firm, from 1990 to 1999 in various capacities, including as Chairman and Chief Executive Officer. Mr. Morgan is the Chairman of the Board of Directors of Krispy Kreme Doughnuts, Inc. Mr. Morgan has been a director of the Company since February 2008 and is a member of the Audit Committee and the Finance Committee.

JOHN W. MURREY, III, age 65, has been an Assistant Professor at Appalachian School of Law in Grundy, Virginia since August 2003. Mr. Murrey was of counsel to the law firm of Shumacker Witt Gaither & Whitaker, P.C., in Chattanooga, Tennessee until December 2002, a firm with which he was associated since 1970. Mr. Murrey is a director of The Dixie Group, Inc., a carpet manufacturer. He has been a director of Coca-Cola Consolidated since March 1993 and is a member of the Retirement Benefits Committee.

CARL WARE, age 64, retired from The Coca-Cola Company in February 2003. Mr. Ware served as Executive Vice President, Public Affairs and Administration for The Coca-Cola Company, from January 2000 to February 2003. He served as President of the Africa Group of The Coca-Cola Company from January 1993 to January 2000. Mr. Ware has been a director of Coca-Cola Consolidated since February 2000. Mr. Ware is also a director of Chevron Corporation, a petroleum products company, and Cummins Inc., an engine manufacturer and distributor. Mr. Ware is a member of the Finance Committee.

DENNIS A. WICKER, age 55, has been a partner in the Raleigh, North Carolina office of the law firm of Helms Mulliss & Wicker, PLLC since 2001. He served as Lt. Governor of the State of North Carolina from 1993 to 2001. Mr. Wicker served as Chairman of North Carolina Community Colleges and as Chairman of North Carolina’s Technology Council. Mr. Wicker also serves as a director of

First Bancorp, a bank holding company, and Air T, Inc, an air transportation services company. Mr. Wicker has been a director of Coca-Cola Consolidated since May 2001. Mr. Wicker serves as the Lead Independent Director and is the Chairman of the Compensation Committee and a member of the Executive Committee and Audit Committee.

J. Frank Harrison, III and Deborah S. Harrison are brother and sister. In accordance with the operating agreement of J. Frank Harrison Family, LLC and certain trusts for the benefit of certain relatives of the late J. Frank Harrison, Jr., Mr. Harrison, III intends to vote the shares of our stock owned or controlled by such entities for the election of Ms. Harrison to the Board of Directors.

Corporate Governance

The Board of Directors

The Board of Directors held four meetings during the fiscal year ended December 30, 2007. Each director attended at least 75% of all of the meetings of the Board of Directors and the Committees of the Board of Directors on which he or she served during fiscal year 2007. Absent extenuating circumstances, each of the members of the Board of Directors is required to attend the Annual Meeting in person. All of the then current members of the Board of Directors attended the 2007 Annual Meeting.

The full Board of Directors has determined that the following directors and nominees for director are “independent directors” within the meaning of the applicable listing standards of The NASDAQ Stock Market LLC (“Nasdaq”): H.W. McKay Belk, Sharon A. Decker, Ned R. McWherter, James H. Morgan, John W. Murrey, III and Dennis A. Wicker.

The Audit Committee

The Board of Directors has an Audit Committee whose current members are Messrs. Belk (Chairman), Morgan and Wicker and Ms. Decker. The primary purpose of the Audit Committee is to act on behalf of the Board of Directors in its oversight of all material aspects of our accounting and financial reporting processes, internal controls and audit functions, including our compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee functions pursuant to a written charter adopted by the Board of Directors, a copy of which was attached to our proxy statement for our 2007 Annual Meeting of Stockholders. The Board of Directors has determined that Mr. Morgan is an “audit committee financial expert” within the meaning of the regulations of the Securities and Exchange Commission (the “SEC”), and that all of the members of the Audit Committee are “independent” within the meaning of the applicable Nasdaq listing standards. The Audit Committee met four times in fiscal year 2007. The formal report of the Audit Committee for fiscal year 2007 is set forth below under the caption “Audit Committee Report.”

The Compensation Committee

The Board of Directors has a Compensation Committee whose current members are Messrs. Wicker (Chairman), Belk and McWherter. The Compensation Committee administers our compensation plans, reviews and establishes the compensation of our executive officers and makes recommendations to the Board of Directors concerning such compensation and related matters. The Compensation Committee does not function pursuant to a written charter. The Compensation Committee met two times in fiscal year 2007. The formal report of the Compensation Committee for fiscal year 2007 is set forth below under the caption “Compensation Committee Report.”

For a description of the Compensation Committee’s processes and procedures for the consideration and determination of executive compensation, see “Executive Compensation—Compensation Discussion and Analysis” below. The Compensation Committee also reviews, approves and recommends to the Board of Directors for approval the compensation of the members of the Board of Directors. In approving annual director compensation, the Compensation Committee considers recommendations of management and approves the recommendations with such modifications as the Committee deems appropriate. In 2007, management’s recommendations were based on a Director Pay Study completed by Hewitt Associates. Hewitt Associates was retained by management and directed to provide an analysis of director compensation, which was compiled using a sample of regionally-based companies and published surveys. The Compensation Committee does not engage its own consultants.

Nominations of Directors

The Board of Directors does not have a standing Nominating Committee comprised solely of independent directors. The Board of Directors is not required to have such a committee because we qualify as a “controlled company” within the meaning of Rule 4350(c)(5) of the Nasdaq listing standards. We currently qualify as a controlled company because more than 50% of our voting power is controlled by our Chairman and Chief Executive Officer, J. Frank Harrison, III (the “Controlling Stockholder”). Rule 4350(c)(5) was adopted by Nasdaq in recognition of the fact that a majority stockholder may control the selection of directors and certain key decisions of a company by virtue of his or her ownership rights.

The Board of Directors has delegated to its Executive Committee the responsibility for identifying, evaluating and recommending director candidates to the Board of Directors, subject to the final approval of the Controlling Stockholder who is also a member of the Executive Committee. The current members of the Executive Committee are Messrs. Harrison (Chairman), Belk, Elmore and Wicker. Messrs. Belk and Wicker are independent directors within the meaning of the applicable Nasdaq rules. Messrs. Harrison and Elmore do not qualify as independent directors. The Executive Committee met one time in fiscal year 2007.

The Executive Committee does not function pursuant to a formal written charter. However, taking into consideration the fact that we are a controlled company and that all director candidates must be acceptable to the Controlling Stockholder, the Board of Directors has approved the following nomination and appointment process for the purpose of providing our constituencies with a voice in the identification of candidates for nomination and appointment.

In identifying potential director candidates, the Executive Committee may seek input from other directors, executive officers, employees, community leaders, business contacts, third-party search firms and any other sources deemed appropriate by the Executive Committee. The Executive Committee will also consider director candidates recommended by stockholders to stand for election at the next Annual Meeting, so long as such recommendations are submitted in accordance with the procedures described below under ‘‘—Stockholder Recommendations of Director Candidates.” James H. Morgan, a nominee for election to the Board of Directors, was recommended to the Governance and Nominating Committee by the Chief Executive Officer.

In evaluating director candidates, the Executive Committee does not set specific, minimum qualifications that must be met by a director candidate. Rather, in evaluating candidates for recommendation to the Board of Directors, the Executive Committee considers the following factors in addition to any other factors deemed appropriate by the Executive Committee:

•	whether the candidate is of the highest ethical character and shares the values of our company;

•	whether the candidate’s reputation, both personal and professional, is consistent with our image and reputation;

•	whether the candidate possesses expertise or experience that will benefit us and is desirable given the current make-up of the Board of Directors;

•	whether the candidate is “independent” as defined by the applicable Nasdaq listing standards and other applicable laws, rules or regulations regarding independence;

•	whether the candidate is eligible to serve on the Audit Committee or other Board committees under the applicable Nasdaq listing standards and other applicable laws, rules or regulations;

•	whether the candidate is eligible by reason of any legal or contractual requirements affecting us or our stockholders;

•	whether the candidate is free from conflicts of interest that would interfere with the candidate’s ability to perform the duties of a director or that would violate any applicable listing standard or other applicable law, rule or regulation;

•	whether the candidate’s service as an executive officer of another company or on the boards of directors of other companies would interfere with the candidate’s ability to devote sufficient time to discharge his or her duties as a director; and

•	if the candidate is an incumbent director, the director’s overall service to our company during the director’s term, including the number of meetings attended, the level of participation and the overall quality of performance of the director.

All director candidates, including candidates appropriately recommended by stockholders, are evaluated in accordance with the process described above. In all cases, however, the Executive Committee will not recommend any potential director candidate if such candidate is not acceptable to the Controlling Stockholder.

Stockholder Recommendations of Director Candidates

Stockholders who wish to recommend director candidates for consideration by the Executive Committee may do so by submitting a written recommendation to the Chairman of the Executive Committee c/o our Secretary at 4100 Coca-Cola Plaza, Charlotte, North Carolina 28211. Such recommendation must include sufficient biographical information concerning the director candidate, including a statement regarding the director candidate’s qualifications. The Executive Committee may require such further information and obtain such further assurances concerning the director candidate as it deems reasonably necessary to the consideration of the candidate.

Recommendations by stockholders for director candidates to be considered for the 2009 Annual Meeting of Stockholders must be submitted by November 25, 2008. The submission of a recommendation by a stockholder in compliance with these procedures does not guarantee the selection of the stockholder’s candidate or the inclusion of the candidate in our proxy statement; however, the Executive Committee will consider any such candidate in accordance with the procedures described above under the caption “—Nominations of Directors.”

Stockholder Communications with the Board of Directors

Stockholders may, at any time, communicate with any of our directors by sending a written communication to such director c/o our Secretary at 4100 Coca-Cola Plaza, Charlotte, North Carolina 28211. All communications received in accordance with these procedures will be reviewed by the Secretary and forwarded to the appropriate director or directors unless such communications are considered, in the reasonable judgment of the Secretary, to be improper for submission to the intended recipient. Examples of stockholder communications that would be considered improper for submission include communications that:

•	do not relate to the business or affairs of our company or the functioning or constitution of the Board of Directors or any of its committees;

•	relate to routine or insignificant matters that do not warrant the attention of the Board of Directors;

•	are advertisements or other commercial solicitations;

•	are frivolous or offensive; or

•	are otherwise not appropriate for delivery to directors.

Compensation Committee Interlocks and Insider Participation

H.W. McKay Belk, Ned R. McWherter and Dennis A. Wicker served on the Compensation Committee in fiscal year 2007. None of the directors who served on the Compensation Committee in fiscal year 2007 has ever served as one of our officers or employees. During fiscal year 2007, none of our executive officers served as a director or member of the Compensation Committee (or other committee performing similar functions) of any other entity of which an executive officer served on our Board of Directors or Compensation Committee.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed the below section titled “Executive Compensation—Compensation Discussion and Analysis” with management, and, based on such review and discussions, recommended to the Board of Directors that the section be included in the Proxy Statement and the Annual Report on Form 10-K for the year ended December 30, 2007.

Submitted by the Compensation Committee of the Board of Directors.

Dennis A. Wicker, Chair
H. W. McKay Belk
Ned R. McWherter

Executive Compensation

Compensation Discussion and Analysis

The following is a discussion and analysis of the material elements of our compensation program as it relates to our Chief Executive Officer, our Chief Financial Officer for fiscal year 2007 and the other executive officers named in the Summary Compensation Table, which appears below. This discussion is intended to provide perspective to the tables and other narrative disclosures that follow it.

Executive Compensation Objectives.  The objectives of our executive compensation program are to ensure that our executive officer compensation is:

•	competitive to attract and retain the best officer talent;

•	affordable and appropriately aligned with stockholder interests;

•	fair, equitable and consistent as to each component of compensation;

•	designed to motivate our executive officers to achieve our annual and long-term strategic goals and to reward performance based on the attainment of those goals;

•	designed to appropriately take into account risk and reward in the context of our business environment and long-range business plans;

•	designed to consider individual value and contribution to our success;

•	reasonably balanced across types and purposes of compensation, particularly with respect to performance-based objectives and retention and retirement objectives;

•	sensitive to, but not exclusively reliant upon, market benchmarks;

•	reasonably sensitive to the needs of our executive officers, as those needs change over time; and

•	flexible with regard to our succession planning objectives.

Executive Compensation Overview.  We compensate our executive officers through a mix of base salaries, annual performance incentives, long-term performance incentives, long-term deferred compensation and retirement benefits, and other personal benefits and perquisites. We also provide our Chief Executive Officer with restricted stock.

In allocating compensation among these elements, we strive to maintain an appropriate balance between fixed and performance-based compensation and short-term and long-term compensation. We also attempt to maintain each element of compensation and total compensation at levels that enable us to remain competitive for executive talent.

Over the past several years, we have periodically reviewed our executive compensation program in light of our business environment, our annual and long-range business plans, our culture and values and applicable legal requirements. As part of these reviews, we engaged Hewitt Associates, a nationally recognized consulting firm, in 2005 and 2007, to complete studies of the compensation of our executive officers compared to the compensation of senior management at other companies selected based on revenue size and business industry segment. For 2007, the following companies were selected for comparison:

A.O. Smith Corporation
Avery Dennison Corporation
Bausch & Lomb Incorporated
Brady Corporation
The Clorox Company
Corn Products International Inc.
Cott Corp.
Del Monte Foods Company
ESCO Technologies
Fortune Brands, Inc.
Graco, Inc.	Graphic Packaging Corporation
Hansen Natural Corp.
The Hershey Company
Joy Global Inc.
McCormick & Company, Inc.
Milacron Inc.
Molson Coors Brewing Company
National Beverage Corp.
Neenah Paper, Inc.
Packaging Corporation of America	Playtex Products, Inc.
Sauer-Danfoss Inc.
The Scotts Miracle-Gro Company
The Sherwin-Williams Company
Tupperware Corporation
UST Inc.
Valmont Industries, Inc.
W.W. Grainger, Inc.
Wm. Wrigley Jr. Company
Woodward Governor Company

We use the studies by Hewitt Associates and other publicly available compensation surveys and data to assess generally the competitiveness of our compensation program for executive officers, but we do not rely exclusively on survey data or attempt to maintain salaries or overall compensation at specific benchmarks or percentiles. Our decisions regarding compensation levels with respect to individual elements of compensation and total compensation are not based solely on objective criteria, but instead are based on our general experience and subjective consideration of various factors including, in addition to compensation studies and surveys, each executive officer’s position and level of responsibility, individual job performance, contributions to our corporate performance, job tenure and potential.

Base Salaries.  We provide our executive officers with base salaries to achieve our objectives of attracting and retaining the best officer talent and providing a reasonable balance between fixed and performance-based compensation. We strive to maintain executive base salaries at a level that will permit us to compete with other major companies for officers with comparable qualifications and abilities.

We establish salary levels for each executive officer position based on our review of competitive market data and the other factors referred to above. Based on the 2007 study by Hewitt Associates, the base salaries of our named executive officers, other than the Chief Executive Officer, were between the 50th and 75th percentiles of our comparator group of companies. The base salary of our Chief Executive Officer, Mr. Harrison, III, was at the 49th percentile of our comparator group. For 2007, we determined that the base salaries of our named executive officers, including the Chief Executive Officer, were within a reasonable range of base salaries for comparable executive talent. We also reviewed data from Hewitt Associates’ 2007-2008 U.S. Salary Increase Survey for a broad group of executive officers at comparable companies, which reflected a typical salary increase of 3.7% for 2007 and a projected salary increase of 3.8% for 2008.

Effective in February 2007, we increased the base salary of each of the named executive officers by 3.5%, except for Mr. Westphal’s base salary, which was increased by 7.7%. Mr. Westphal’s base salary was increased by a higher percentage due to increased levels of responsibility in connection with his 2005 promotion to Senior Vice President and Chief Financial Officer, our review of competitive market data and Mr. Westphal’s individual performance and contributions to our company. Effective in September 2007, we increased Mr. Westphal’s base salary by an additional 14.3% in connection with his promotion to Executive Vice President, Operations and Systems. Effective in July 2007, we increased Mr. Flint’s base salary by an additional 10.9% in connection with his promotion to Vice Chairman of our company. The amounts of the mid-year base salary increases for Mr. Westphal and Mr. Flint were based on various factors, including our subjective judgment and review of competitive market data for executives with similar responsibilities at comparable companies. For 2008, we have increased the base salary of each of the named executive officers by 3.5%, except for Mr. Mayhall who retired as an executive officer in 2007.

The amount of base salary paid to each of the named executive officers during fiscal years 2006 and 2007 is shown in the Summary Compensation Table below.

Annual Performance Incentives.  We provide our executive officers, including the named executive officers, with the ability to earn significant cash incentive awards through our Annual Bonus Plan based on performance objectives. We provide the Annual Bonus Plan to motivate our executive officers to achieve our annual strategic and financial goals, provide a reasonable balance between fixed and performance-based elements of compensation and attract and retain officer talent.

Under the Annual Bonus Plan, target incentive awards are computed by multiplying each executive officer’s base salary by an assigned percentage of base salary and an indexed performance factor of 1.5. Base salary percentages are assigned based on our review of short-term incentive compensation data for comparable companies, each executive’s level of responsibility, and the contribution to our corporate performance attributed to the executive’s position. In February 2007, the Compensation Committee approved the following base salary percentages for the named executive officers: Mr. Harrison—100%, Mr. Elmore—100%, Mr. Flint—60%, Mr. Westphal—60% and Mr. Mayhall—50%.

In order to satisfy the requirements of Section 162(m) of the Internal Revenue Code that all “performance-based” compensation be determined in accordance with a pre-determined objective formula, the indexed performance factor is automatically fixed under the Annual Bonus Plan at a maximum level of 1.5 for each of the named executive officers, which can then be reduced at the discretion of the Compensation Committee. At the end of each fiscal year, it is the practice of the Compensation Committee to reduce the assigned indexed performance factor for each named executive officer to 1.0, except where the Committee determines based on subjective considerations that a named executive officer achieved exceptional individual performance during the fiscal year. This practice is designed to comply with the requirements of Section 162(m), and the reduction of a named executive officer’s indexed performance factor is not a negative reflection on the officer’s performance.

For fiscal year 2007, the indexed performance factor for each of the named executive officers was reduced to 1.0 by the Compensation Committee, except for Mr. Flint’s. Mr. Flint’s indexed performance factor was set at 1.25 in recognition of various contributions to our company including the contributions leading to his promotion to Vice Chairman.

Incentive award amounts paid under the Annual Bonus Plan are determined by multiplying the target incentive award amount by an overall goal achievement factor. The overall goal achievement factor is based on our achievement of pre-determined performance goals with respect to the following performance measures: revenue, earnings before interest and taxes and net debt reduction. Each of these performance measures relates to a key annual strategic goal under our current long-range plan.

In the first quarter of each year, the Compensation Committee assigns weights to each of the performance measures based on the perceived need to focus more or less on any particular objective in that year. The corporate performance goals and related weights are established after evaluating industry conditions and our prior year performance and specific objectives for the current year.

For fiscal year 2007, the Compensation Committee assigned the following weights and related threshold, target and maximum performance goals to the performance measures:

		Performance Goals
Performance Measure	Assigned Weight	Threshold	Target	Maximum

Revenue	20%	$1.4 billion	$1.48 billion	$1.55 billion
Earnings Before Interest and Taxes	50%	$75 million	$88 million	$91 million
Net Debt Reduction	30%	$18 million	$24 million	$30 million

With respect to each of the performance measures, the portion of each participant’s annual incentive award related to that measure could range from 0% if we fail to achieve the threshold performance goal, to 100% if we achieve the target performance goal, to a maximum 130% if we achieve the maximum performance goal. For fiscal year 2007, the overall goal achievement factor was 96.5%.

For additional information regarding our Annual Bonus Plan and the amounts of cash incentive awards paid to each named executive officer for 2007, see the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table, the Grants of Plan-Based Awards table, and “—Summary of Compensation and Grants of Plan-Based Awards—Annual Bonus Plan” below.

Long-Term Performance Incentives.  In December 2006, the Compensation Committee approved a new Long-Term Performance Plan, which was approved by our stockholders at the 2007 Annual Meeting of Stockholders.

We adopted the Long-Term Performance Plan as a result of our review of our overall executive compensation program. Based on our review, we noted that the total compensation of our officers has been historically weighted in favor of longer-term fixed compensation, such as retirement benefits, and underweighted with respect to performance based compensation consistent with our long-term strategic plans and financial goals. As a result, we are providing the Long-Term Performance Plan to our executive officers to make a higher proportion of their total compensation dependent on the attainment of our long-term strategic goals.

Under the Long-Term Performance Plan, participants are eligible to receive cash incentive awards based on the achievement of long-term corporate or individual performance objectives that are pre-determined by the Compensation Committee. For each of the named executive officers, cash incentive awards may be based on the achievement of performance goals with respect to the following performance measures: (i) revenue, (ii) earnings per share, (iii) return on total assets, and (iv) debt/operating cash flow.

We have chosen these measures because they relate to key, long-term strategic goals within our long-term plan. Historically, we have not used equity as a significant element of compensation (other than with respect to our Chairman and Chief Executive Officer) due to the limited public float and trading volume of our Common Stock. As such, awards under the Long-Term Performance Plan are payable in cash, which is consistent with our historical practices with respect to our executive officers.

We did not grant awards under the Long-Term Performance Plan in 2007. In February 2008, the Compensation Committee approved the following target awards for the named executive officers, expressed as a percentage of their base salaries as of February 1, 2008: Mr. Elmore—85%, Mr. Flint—60% and Mr. Westphal—60%. The amounts of the target awards were determined based on our subjective consideration of various factors, including the 2007 compensation study provided by Hewitt Associates and our historical practices and culture. We did not grant a target award to Mr. Harrison as a result of his existing restricted stock award and the proposed performance unit award described below. Mr. Mayhall did not receive a grant because he retired as an executive officer in 2007.

Payouts under the Long-Term Performance Plan will be made in 2011 based on our achievement of certain performance goals for fiscal years 2008 through 2010. The Compensation Committee assigned the following weights and related threshold, target and maximum performance goals to the performance measures:

		Performance Goals
Performance Measure	Assigned Weight	Threshold	Target	Maximum

Average Revenue	20%	$1.44 billion	$1.54 billion	$1.61 billion
Average Earnings Per Share	30%	$2.23	$2.53	$2.82
Average Return on Total Assets	20%	1.54	1.79	2.03
Average Debt/Operating Cash	30%	4.48	4.08	3.74

With respect to each of the performance measures, the portion of each participant’s total payout related to that measure could range from 0% if we fail to achieve the threshold performance goal, to 100% if we achieve the target performance goal, to a maximum 150% if we achieve the maximum performance goal.

Restricted Stock.  During 1999, Mr. Harrison received a restricted stock award of 200,000 shares of our Class B Common Stock. Under the award, 20,000 shares of restricted stock are subject to vesting each year over a 10-year period. The vesting of each annual installment is contingent upon our attainment of an overall goal achievement factor of at least 80% under the Annual Bonus Plan. The award also includes cash payments by us to Mr. Harrison for the reimbursement of income taxes related to the vesting of restricted stock.

The restricted stock award is intended to qualify as “performance-based compensation” under Section 162(m). The primary objective of the award is to make a significant portion of Mr. Harrison’s compensation dependent on the achievement of the performance goals under the Annual Bonus Plan. The award was approved by our stockholders at the 1999 Annual Meeting of Stockholders. In fiscal year 2007, our stockholders approved an amendment to the award for the purpose of continuing to have performance measures under the award aligned with those under our Annual Bonus Plan.

In accordance with the terms of the award, 20,000 shares vested, effective December 31, 2007, based on the determination of the Compensation Committee that at least 80% of the overall goal achievement factor had been obtained under the Annual Bonus Plan for fiscal year 2007. The dollar amount realized upon the vesting of the shares was $1,177,600, based on the closing price of our Common Stock ($58.88) on December 31, 2007. In addition, Mr. Harrison received $877,548 for the reimbursement of income taxes related to the vesting of the shares. For additional information regarding the restricted stock award, see “—Summary of Compensation and Grants of Plan-Based Awards—Restricted Stock Award Agreement” below.

Performance Units.  On February 27, 2008, the Compensation Committee approved, subject to stockholder approval, an award of 400,000 performance units to Mr. Harrison. For additional information regarding the proposed award, see “—Proposal 2: Approval of Performance Unit Award Agreement” below. We are proposing this award (i) to replace Mr. Harrison’s existing restricted stock award, which is expiring in 2008; (ii) to maintain Mr. Harrison’s total compensation and the percentage of his total compensation that is performance-based at competitive levels, based on the 2007 study by Hewitt Associates; and (iii) to provide an incentive to Mr. Harrison to remain with our company until 2019. Based on the studies by Hewitt Associates, we believe the award will place Mr. Harrison’s total compensation at approximately the 60th percentile compared to similarly situated executives.

Each of the performance units will represent the right to receive one share of our Class B Common Stock, $1.00 par value, and will vest in annual increments over a ten year period, subject to and in accordance with the terms and conditions of the Award Agreement, including the achievement of certain performance goals. We elected to make the award payable in Class B

Common Stock (i) in recognition of our historical practices with respect to Mr. Harrison’s compensation, (ii) due to Mr. Harrison’s unique position within our company and the Coca-Cola system, (iii) to enhance our flexibility to make acquisitions with stock without impairing our favorable ownership and control structure, (iv) to further align Mr. Harrison’s interests with those of our stockholders, and (v) because providing the award in equity is favorable to our company from a cash flow perspective.

Deferred Compensation.  We provide certain key executives, including the named executive officers, with a Supplemental Savings Incentive Plan. The Supplemental Savings Incentive Plan is a nonqualified defined contribution plan under which participants may elect to defer a portion of their annual salary and bonus. We match 50% of the first 6% of salary (excluding bonus) deferred and may also make additional discretionary contributions to the participants’ accounts. During 2006, 2007 and 2008, we have also agreed to make transition contributions as described below.

We provide the Supplemental Savings Incentive Plan to our executive officers in order to attract and retain the best officer talent and to promote a long-term perspective for our key officers. Prior to 2006, participants in the plan could elect to receive a fixed annual return of up to 13% on the balances in their plan accounts, which provided participants with an above market rate of return and resulted in a long-term fixed liability for us that was not contingent on our corporate performance or success. As discussed above, we have determined that the total compensation of our executive officers is weighted in favor of longer-term fixed benefits, such as the fixed annual return option in the Supplemental Savings Incentive Plan, and underweighted with respect to long-term performance based compensation consistent with our long-term strategic objectives. As a result, we adopted amendments to the Supplemental Savings Incentive Plan in fiscal year 2005, including amendments that:

•	eliminated the option to receive a fixed rate of return under the plan for salary deferrals and company contributions made after 2005; and

•	require us to make transition contributions to participants’ accounts during 2006, 2007 and 2008 ranging from 10% to 40% of a participant’s annual salary (excluding bonuses), with contributions above the 10% level subject to our overall goal achievement factor under the Annual Bonus Plan (as described above under “—Compensation Discussion and Analysis—Annual Performance Incentives”).

Balances with respect to transition contributions are deemed invested in investment choices similar to the choices available in our 401(k) Savings Plan.

For fiscal year 2007, we made transition contributions to the named executive officers equal to 20% of their salaries, based on an overall goal achievement factor of 96.5%. For additional information regarding the Supplemental Savings Incentive Plan, including our total contributions to, and the aggregate earnings on, the named executive officers’ accounts under the plan, see “—Deferred Compensation” below.

Retirement Plans.  We maintain an Officer Retention Plan, which is a supplemental defined benefit retirement plan, for certain key executive officers including the named executive officers. Under this plan, the participants’ benefits increase each year pursuant to a pre-determined schedule that is based on the participants’ position and level of responsibility within our company, performance, and job tenure. Historically, we have emphasized retention as a key objective of our compensation program, and the Officer Retention Plan was implemented for the purpose of attracting and retaining the best officer talent until retirement and to promote a long-term perspective for our key executives. In addition, the Officer Retention Plan has been provided in recognition of our historical practice of not using equity as a significant component of compensation (other than with respect to our Chairman and Chief Executive Officer).

For additional information regarding the Officer Retention Plan, including the present values of the named executive officer’s accumulated benefits under the Officer Retention Plan, see the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table, “Retirement Plans—Officer Retention Plan” and the Pension Benefits for Fiscal Year 2007 table below.

We also maintain a traditional defined benefit pension plan. Effective as of June 30, 2006, no new participants may become eligible to participate in the plan and the benefits under the plan for existing participants, including the named executive officers, were frozen. See “—Retirement Plans — Pension Plan” below for additional information regarding the pension plan. In connection with the freeze of the benefits under the pension plan, we amended our 401(k) Savings Plan effective January 1, 2007 to increase our matching contribution under the 401(k) Savings Plan. The amendment to the 401(k) Savings Plan will provide for fully vested matching contributions equal to one hundred percent of a participant’s elective deferrals to the 401(k) Savings Plan up to a maximum of 5% of a participant’s eligible compensation.

Severance and Change in Control Arrangements.  Our senior executives, including the named executive officers, do not have employment agreements, but we have agreed to provide them with certain payments in connection with their severance from employment or a change in control of our company. With respect to severance, including termination without cause or voluntary termination or termination resulting from death or total disability, each executive’s benefits are limited to the benefits payable under our Annual Bonus Plan, Long-Term Performance Plan, 401(k) plan, frozen pension plan, Supplemental Savings Incentive Plan and Officer Retention Plan.

We provide our senior executive officers with change in control benefits because we believe it is important to provide them with certain assurances in the event of a change in control and we believe these benefits better align their interests with those of our stockholders. In the event of a change in control, our executive officers would face a substantially greater risk of termination than our average salaried employees. In addition, we believe that change in control benefits should reduce any reluctance by our senior management to pursue potential change in control transactions that may be in the best interests of our stockholders.

For additional information regarding our severance and change in control arrangements, see “—Potential Payments Upon Termination or Change in Control” below.

Perquisites and Other Benefits.  We provide our executive officers, including the named executive officers, with perquisites and personal benefits that we believe are reasonable, competitive and consistent with the objectives of our compensation program of attracting and retaining the best officer talent. The primary perquisites and personal benefits provided to our named executive officers are personal financial planning and tax services, country club initiation fees and dues, individual and excess group life insurance premiums, income tax reimbursements and personal use of company aircraft.

We provide financial planning and tax services because we believe that good financial planning by experts reduces the amount of time and attention that senior management must spend on that need and maximizes the net financial reward to the employee of the compensation provided by us. We provide country club initiation fees and dues because we want to provide senior management with an appropriate forum for entertaining customers and interacting with the community. We pay life insurance premiums on policies that were purchased to replace certain terminated split-dollar life insurance arrangements. For certain elements of compensation, we provide income tax reimbursements in order to provide the full benefit of the compensation.

For security reasons, our Board of Directors requires Mr. Harrison, our Chairman and Chief Executive Officer, to use our corporate aircraft whenever reasonable or feasible for both business and personal purposes. Upon prior approval of the Chairman and Chief Executive Officer, the other named executive officers are also permitted to use our corporate aircraft for personal purposes subject to the oversight of the Compensation Committee and Board of Directors.

The executive officers, including the named executive officers, also participate in other benefit plans on the same terms as other employees. These benefits include the 401(k) Savings Plan, medical and dental insurance, vision insurance and long-term disability insurance.

Impact of Accounting and Tax Treatments of Executive Compensation.  We consider the accounting and tax effects of various compensation elements when designing our incentive and equity compensation plans.

Under Section 162(m) of the Internal Revenue Code of 1986, a public company is generally not entitled to deduct non-performance-based compensation paid to a named executive officer for federal income tax purposes to the extent such compensation in any year exceeds $1 million. Special rules apply for “performance based” compensation, including the pre-approval of performance goals applicable to that compensation. In this regard, we have designed our Annual Bonus Plan, the Long-Term Performance Plan and the restricted stock award to our Chairman and Chief Executive Officer to maximize the deductibility of compensation paid to our executive officers. However, in order to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible for federal income tax purposes.

Process for Determining Executive Compensation.  The Compensation Committee of our Board of Directors administers our compensation plans, reviews and approves executive compensation and makes recommendations to the Board concerning executive compensation and related matters. In the fourth quarter of each year, the Committee conducts an annual review of each executive officer’s compensation, including each named executive officer’s compensation. As part of this review, management submits recommendations to the Committee based on annual performance evaluations and an annual review of executive compensation conducted by management. In conducting its annual compensation review for 2007, management engaged Hewitt Associates to conduct a study of the compensation of our executive officers compared to the compensation of senior management at other companies selected based on revenue size and business industry segment as described above. The Compensation Committee does not engage its own compensation consultants. Following a review of management’s recommendations, the Committee approves the recommendations for the executive officers, with such modifications as the Committee deems appropriate. The Committee may also adjust compensation for specific individuals at other times during the year when there are significant changes in responsibilities or under other circumstances that the Committee considers appropriate.

\

Summary of Compensation and Grants of Plan-Based Awards

The following table sets forth certain compensation information for the fiscal years ended December 30, 2007 and December 31, 2006 concerning our Chief Executive Officer, our Chief Financial Officer during fiscal year 2007, and our three other most highly compensated executive officers. We refer to the individuals listed in the following table as the “named executive officers.”

Summary Compensation Table

						Change in
						Pension Value
						and
						Nonqualified
					Non-Equity	Deferred
			Stock		Incentive Plan	Compensation	All Other
Name and		Salary	Awards		Compensation	Earnings	Compensation		Total
Principal Position	Year	($)(1)	($)		($)(2)	($)(3)	($)		($)

J. Frank Harrison, III	2007	$785,034	$1,170,600	(5)	$759,698	$800,771	$1,710,619	(6)	$5,226,722
Chairman of the Board of	2006	758,487	929,000	(5)	711,189	806,835	1,806,341		5,011,853
Directors and Chief Executive Officer(4)

William B. Elmore	2007	638,532	—		617,925	645,509	240,196	(7)	2,142,162
President and Chief	2006	616,940	—		578,469	672,956	131,357		1,999,722
Operating Officer(4)

Henry W. Flint	2007	450,538	—		326,950	294,948	145,067	(8)	1,217,503
Vice Chairman of the Board	2006	412,833	—		232,254	311,059	100,755		1,056,901
of Directors(4)

Steven D. Westphal	2007	364,583	—		212,300	283,573	110,643	(10)	971,099
Executive Vice President,	2006	320,833	—		151,938	205,554	95,581		773,906
Operations and Systems(9)

C. Ray Mayhall, Jr.	2007	310,356	—		150,170	276,829	110,727	(12)	848,082
Senior Vice President, Sales (11)

(1)	The amounts shown in this column for fiscal years 2007 and 2006 include aggregate amounts deferred at the election of the named executive officer under our 401(k) Savings Plan and Supplemental Savings Incentive Plan.

(2)	The amounts shown in this column represent cash incentive awards earned in 2007 and 2006 under our Annual Bonus Plan. See “—Summary of Compensation and Grants of Plan-Based Awards—Annual Bonus Plan” below.

(3)	The amounts shown in this column for fiscal year 2007 are set forth below:

	Mr. Harrison	Mr. Elmore	Mr. Flint	Mr. Westphal	Mr. Mayhall

Aggregate change in actuarial present value of accumulated benefit under Pension Plan	$(14,680)	$(10,589)	$(1,376)	$(9,080)	$588

Aggregate change in actuarial present value of accumulated benefit under Officer Retention Plan	770,980	569,298	292,929	269,444	244,156

Portion of interest accrued under the Supplemental Savings Incentive Plan on deferred compensation above 120% of the applicable federal long-term rate	44,471	86,800	3,395	23,209	32,085

Totals	$800,771	$645,509	$294,948	$283,573	$276,829

The amounts shown in this column for fiscal year 2006 are set forth in our proxy statement for the 2007 Annual Meeting of Stockholders.

(4)	Messrs. Harrison, Elmore and Flint are each members of the Board of Directors but do not receive compensation for their services on the Board.

(5)	These amounts represent the dollar amounts recognized by us for financial statement reporting purposes for fiscal years 2007 and 2006 with respect to Mr. Harrison’s restricted stock award. See “—Summary of Compensation and Grants of Plan-Based Awards—Restricted Stock Award Agreement” below. The amounts were computed in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“FAS 123R”), except that any estimates of forfeitures in accordance with FAS 123R have been disregarded. For additional information regarding the assumptions made in calculating the amount, see pages 73 to 75 of our Annual Report on Form 10-K for the fiscal year ended December 30, 2007 and pages 77 to 79 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006. There were no forfeitures of stock awards for fiscal years 2007 or 2006.

(6)	For Mr. Harrison, this amount includes (a) our contributions to the Supplemental Savings Incentive Plan—$177,903, (b) our contributions to the 401(k) Savings Plan—$11,250, (c) individual life insurance premiums paid by us—$222,704 and (d) income tax reimbursements—$1,127,464. This amount also includes amounts attributable to the following perquisites and personal benefits: country club dues, personal use of company aircraft, wellness credit and personal financial planning and tax services. The amount attributable to Mr. Harrison’s personal use of company aircraft is $148,758, which was calculated based on the aggregate incremental cost to our company. The incremental cost of the personal use of company aircraft is calculated based on the average cost of fuel, crew travel, on board catering, trip-related maintenance, landing fees and trip-related hanger and parking costs and other similar variable costs. Fixed costs that do not change based on usage, such as pilot salaries, home hanger expenses and general taxes and insurance are excluded from the incremental cost calculation.

(7)	For Mr. Elmore, this amount includes (a) our contributions to the Supplemental Savings Incentive Plan—$144,703, (b) our contributions to the 401(k) Savings Plan—$11,250, (c) individual life insurance premiums paid by us—$12,502 and (d) income tax reimbursements—$36,877. This amount also includes amounts attributable to the following perquisites and personal benefits: country club initiation fees and dues, wellness credit and personal financial planning and tax services. The amount attributable to the country club initiation fees and dues is $28,640, which was calculated based on the actual amount paid by us on behalf of Mr. Elmore.

(8)	For Mr. Flint, the amount includes (a) our contributions to the Supplemental Savings Incentive Plan—$99,853, (b) our contributions to the 401(k) Savings Plan—$11,036 and (c) income tax reimbursements—$14,944. This amount also includes amounts attributable to the following perquisites and personal benefits: country club dues, personal use of company aircraft, wellness credit and personal financial planning and tax services.

(9)	Mr. Westphal served as our Senior Vice President and Chief Financial Officer for all of fiscal year 2007. Mr. Westphal was promoted to the position of Executive Vice President, Operations and Systems in 2007 and was succeeded as our Chief Financial Officer by James E. Harris, effective January 25, 2008. For information regarding Mr. Harris’ initial compensation arrangements with the Company, see the Current Report on Form 8-K filed by us on December 20, 2007.

(10)	For Mr. Westphal, this amount includes our contributions to the Supplemental Savings Incentive Plan of $70,365 and (b) our contributions to the 401(k) Savings Plan—$11,250.

(11)	Effective December 31, 2007, Mr. Mayhall retired from his position as an executive officer of our company.

(12)	For Mr. Mayhall, this amount includes our contributions to the Supplemental Savings Incentive Plan of $70,332, (b) our contributions to the 401(k) Savings Plan—$10,979 and (c) income tax reimbursements—$12,173. This amount also includes amounts attributable to the following perquisites and personal benefits: country club dues, wellness credit and personal financial planning and tax services.

The following table sets forth certain information concerning grants of plan-based awards to our named executive officers in fiscal year 2007.

Grants of Plan-Based Awards
Fiscal Year 2007

			Estimated Possible			Estimated Future			Grant Date
			Payouts Under Non-Equity			Payouts Under Equity Incentive			Fair Value of
		Date of	Incentive Plan Awards(1)			Plan Awards(2)			Stock and
	Grant	Initial Board	Threshold	Target	Maximum	Threshold	Target	Maximum	Option
Name	Date	Action	($)	($)	($)	(#)	(#)	(#)	Awards ($)

J. Frank Harrison, III	2/28/2007	12/2/1998	—	—	—	20,000	20,000	20,000	$1,170,600	(3)
	N/A	N/A	$393,626	$787,252	$1,023,428	—	—	—	—
William B. Elmore	N/A	N/A	320,169	640,337	832,438	—	—	—	—
Henry W. Flint	N/A	N/A	135,523	271,046	352,360	—	—	—	—
Steven D. Westphal	N/A	N/A	110,000	220,000	286,000	—	—	—	—
C. Ray Mayhall, Jr.	N/A	N/A	77,809	155,617	202,302	—	—	—	—

(1)	The amounts shown in these columns reflect the threshold, target and maximum cash incentive awards assigned to the named executive officers under the Annual Bonus Plan assuming an Indexed Performance Factor of 1.0. See “—Summary of Compensation and Grants of Plan-Based Awards—Annual Bonus Plan” below for additional information.

(2)	These columns reflect information regarding Mr. Harrison’s restricted stock award. See “—Summary of Compensation and Grants of Plan-Based Awards—Restricted Stock Award Agreement” below for additional information.

(3)	This amount represents the grant date fair market value of Mr. Harrison’s restricted stock award for fiscal year 2007 computed in accordance with FAS 123R. For additional information regarding the assumptions made in the valuation of this award, see pages 73 to 75 of the Annual Report on Form 10-K for the fiscal year ended December 30, 2007. Also see “—Summary of Compensation and Grants of Plan-Based Awards—Restricted Stock Award Agreement” below for additional information.

The following is a summary of certain compensation agreements that we have with, and certain plans that we maintain for, our executive officers, including the named executive officers, and other material information necessary to an understanding of the Summary Compensation Table and Grants of Plan-Based Awards table above.

Annual Bonus Plan.  We maintain an annual non-equity incentive plan for our executive officers, including the named executive officers (the “Annual Bonus Plan”). The total cash bonus that may be awarded to each participant in the Annual Bonus Plan is determined by multiplying such participant’s base salary by three factors: (1) the participant’s Approved Bonus Percentage Factor; (2) the participant’s Indexed Performance Factor; and (3) an Overall Goal Achievement Factor.

The “Approved Bonus Percentage Factor” for each participant is determined by the participant’s position with our company and is based upon the relative responsibility and contribution to our performance attributed to such position. The maximum Approved Bonus Percentage factor for any participant is 100% of base salary. In the first quarter of 2007, the Compensation Committee assigned the following Approved Bonus Percentage Factors to the named executive officers: Mr. Harrison—100%; Mr. Elmore—100%; Mr. Flint—60%; Mr. Westphal—60% and Mr. Mayhall—50%.

The “Indexed Performance Factor” for each participant is determined based on each participant’s individual performance during the fiscal year, as evaluated by, and at the discretion of, the Compensation Committee after the conclusion of the fiscal year. In order to satisfy the requirements of Section 162(m) of the Internal Revenue Code that all “performance-based” compensation be determined in accordance with a pre-determined objective formula, the

Indexed Performance Factor is fixed at 1.5 for all participants who are “covered employees” under Section 162(m), which includes each of the named executive officers.

The “Overall Goal Achievement Factor” for each participant is determined for each fiscal year by our performance in relation to our annual goals established by the Compensation Committee for three selected performance measures. These measures are (1) revenue, (2) earnings before interest and taxes; and (3) net debt reduction.

Based on the Approved Bonus Percentage Factors and Indexed Performance Factors assigned for fiscal year 2007, each of the named executive officers was assigned a target incentive award under the 2007 Annual Bonus Plan equal to the amount reflected in the “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards—Target” column of the Grants of Plan-Based Awards table above. For fiscal year 2007, the Compensation Committee assigned the following weights and related threshold, target and maximum performance goals to the performance measures:

	Assigned		Performance Goals
Performance Measure	Weight	Threshold	Target	Maximum

Revenue	20%	$1.40 billion	$1.48 billion	$1.55 billion
Earnings Before Interest and Taxes(1)	50%	$ 75 million	$ 88 million	$ 91 million
Net Debt Reduction(2)(3)	30%	$ 18 million	$ 24 million	$ 30 million

(1)	“Earnings Before Interest and Taxes” is defined as income from operations determined on a consolidated basis in accordance with generally accepted accounting principles.

(2)	“Net Debt” is defined as the obligations of our company and its subsidiaries under long-term and capital leases (including any current maturities), less cash, short-term investments and marketable securities, all determined on a consolidated basis in accordance with generally accepted accounting principles.

(3)	“Net Debt Reduction” is defined as the change in Net Debt from the beginning of the fiscal year to the end of the fiscal year.

Although the Annual Bonus Plan enables the Compensation Committee to calculate incentive awards derived from objective factors, the Compensation Committee has absolute discretion to decrease or eliminate awards under the plan, by reducing assigned Indexed Performance Factors or otherwise. After the end of each fiscal year, it is the practice of the Compensation Committee to reduce the Indexed Performance Factor for each named executive officer to 1.0, except where the Committee determines based on subjective considerations that a named executive officer achieved exceptional individual performance during the fiscal year. As a result, the above Grants of Plan Based Awards Table reflects the threshold, target and maximum performance goals for 2007 assuming an Indexed Performance Factor of 1.0 for each of the named executive officers.

In determining the level of performance achieved with respect to each performance measure, the Compensation Committee makes adjustments necessary to assure that each performance measure reflects our normalized operating performance in the ordinary course of business. Accordingly, the Committee will exclude from its determinations each of the following items, unless the item is included in the budgets for the fiscal year approved by the Board of Directors: (1) any gains or losses from the sales of assets outside the ordinary course of business; (2) any gains or losses from discontinued operations; (3) any extraordinary gains or losses; (4) the effects of accounting changes; (5) any unusual, nonrecurring, transition, one-time or similar items or charges; (6) the effect of the acquisition of any business, equity interest or other investment interest (other than cash equivalents in the ordinary course of business), the issuance of equity interests, and the sale of franchise territories; and (7) any other unbudgeted item or group of related items outside the ordinary course of business which, for any one item or group of related items, is greater than $100,000. The Committee also has the discretion to include any of the above items in determining the level of performance achieved with respect to each performance measure, but only to the extent the exercise of such discretion would reduce the amount of any award otherwise payable under the Annual Bonus Plan.

The amounts paid to each named executive officer under the Annual Bonus Plan with respect to fiscal year 2007 are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.

Restricted Stock Award Agreement.  On December 2, 1998, the Board of Directors, upon recommendation of the Compensation Committee, approved a restricted stock award for Mr. Harrison consisting of 200,000 shares of our Class B Common Stock. The award was granted pursuant to the terms of a Restricted Stock Award Agreement, which was approved by our stockholders on May 12, 1999. Under the Restricted Stock Award Agreement, 20,000 shares of restricted stock are subject to vesting each year, beginning on the first day of our fiscal year 2000 and ending on the first day of our fiscal year 2009. We are also required to reimburse Mr. Harrison for any federal or state income taxes payable on the award.

The vesting of each 20,000 share increment is conditioned upon (i) Mr. Harrison’s continued employment as of January 4 of the year in which such increment vests and (ii) our achievement of at least 80% of the Overall Goal Achievement Factor for each fiscal year, as determined under our Annual Bonus Plan. The Compensation Committee establishes annual goals and weightage factors under the Annual Bonus Plan in February of each year. As such, each annual 20,000 share increment under the Restricted Stock Award Agreement has an independent performance requirement and is considered to have its own service inception date, grant date fair value and requisite service period. For fiscal year 2007, the Annual Bonus Plan targets for 2007 were approved by the Compensation Committee on February 28, 2007.

Any 20,000 share increment that does not vest is deemed forfeited. Prior to the vesting of the restricted shares, Mr. Harrison does not have the right to vote the shares or receive dividends with respect to the shares.

Outstanding Equity Awards

The following table sets forth certain information with respect to our outstanding equity award at December 30, 2007 with respect to the named executive officers.

Outstanding Equity Award at 2007 Fiscal Year-End

Equity Incentive
Plan Awards;
	Equity Incentive Plan	Market or Payout
	Awards: Number of	Value of Unearned
	Unearned Shares, Units	Shares, Units or Other
	or Other Rights That	Rights That Have
	Have Not Vested	Not Vested
Name	(#)	($)

J. Frank Harrison, III	40,000(1)	$2,374,800(2)

(1)	Reflects the unvested portion of Class B Common Stock under Mr. Harrison’s restricted stock award. See “—Summary of Compensation and Grants of Plan-Based Awards—Restricted Stock Award Agreement” for additional information. As of December 30, 2007, a total of 140,000 shares had vested with respect to fiscal year 2000 through fiscal year 2006 and 20,000 shares had failed to vest with respect to fiscal year 1999. As of December 30, 2007, there were 40,000 remaining shares of Class B Common Stock subject to vesting based on our performance during fiscal years 2007 through 2008.

On December 31, 2007, an additional 20,000 shares of our Class B Common Stock vested based on our performance in 2007. Accordingly, as of March 14, 2008, there were 20,000 remaining shares of Class B Common Stock subject to vesting under the award based on our performance during fiscal year 2008.

(2)	This amount is based on the closing price of our Common Stock ($59.37) on December 28, 2007, the last trading day of fiscal year 2007.

Option Exercises and Stock Vested

The following table sets forth certain information with respect to stock vested during the fiscal year ended December 30, 2007 with respect to the named executive officers.

Option Exercises and Stock Vested
Fiscal Year 2007

	Number of		Value
	Shares		Realized
	Acquired on		on
Name	Vesting (#)		Vesting ($)

J. Frank Harrison, III—Restricted Stock Award	20,000	(1)	$1,368,600	(2)

(1)	This amount reflects the number of shares of Class B Common Stock acquired upon vesting in fiscal year 2007 under Mr. Harrison’s restricted stock award. See “—Summary of Compensation and Grants of Plan-Based Awards—Restricted Stock Award Agreement” for additional information.

(2)	This amount reflects the number of shares acquired upon vesting on January 1, 2007 multiplied by the market value of our Common Stock ($68.43) on December 29, 2006.

Retirement Plans

Until June 30, 2006, we maintained a traditional, tax-qualified pension plan (the “Pension Plan”) for the majority of our non-union employees, including the named executive officers. Subsequent to June 30, 2006, no new participants have been added to the plan and the benefits under the plan for existing participants were frozen. We also maintain a supplemental nonqualified retirement plan (the “Officer Retention Plan”) for certain key executives, including the named executive officers. The following table sets forth certain information regarding the Pension Plan and Officer Retention Plan for fiscal year 2007.

Pension Benefits for Fiscal Year 2007

			Present Value of
		Number of Years	Accumulated	Payments During
Name	Plan Name	Credited Service (#)(1)	Benefit ($)(2)	Last Fiscal Year ($)

J. Frank Harrison, III	Pension Plan	30	$ 408,678	—
	Officer Retention Plan	17	7,657,238	—

William B. Elmore	Pension Plan	22	260,864	—
	Officer Retention Plan	11	3,445,615	—

Henry W. Flint	Pension Plan	3	40,320	—
	Officer Retention Plan	4	949,495	—

Steven D. Westphal	Pension Plan	20	249,992	—
	Officer Retention Plan	7	844,444	—

C. Ray Mayhall, Jr.	Pension Plan	18	370,210	—
	Officer Retention Plan	11	2,000,000	—

(1)	The amounts presented in this column represent the actual number of years the officer has been a participant in each plan. None of the named executive officers have been given credit under the plans for years of service in addition to their actual years of service.

(2)	The amounts presented in this column reflect the present value of each named executive officer’s accumulated benefits under the plans. See pages 75 to 82 of our Annual Report on Form 10-K for the fiscal year ended December 30, 2007 for a description of the valuation method and material assumptions applied in quantifying the actuarial present values of the accrued benefits under the Pension Plan. The present value of each named executive officer’s accumulated benefits under the Officer Retention Plan is determined in accordance with the terms of the Officer Retention Plan, as discussed below.

Pension Plan.  The Pension Plan is a traditional, tax-qualified defined benefit plan. The benefits under the plan were frozen on June 30, 2006, and subsequent to that date no additional employees may become participants in the plan and there will be no further accrual of benefits under the plan. As of June 30, 2006, all employees, including the named executive officers, became fully vested in their accrued benefits under the plan.

Each participant’s accrued benefit is determined based on the participant’s “average compensation,” which is defined under the plan as the average annual compensation for the highest five consecutive years between the participant’s initial date of employment and December 31, 2005 or, if a participant completed less than five years of service as of December 31, 2005, the participant’s average annual compensation prior to December 31, 2005. Because the plan is a tax-qualified pension plan, the maximum amount of average compensation under the terms of the plan was $225,000 in 2007. As of December 30, 2007, each of the named executive officers has the maximum average compensation of $225,000 for purposes of the plan and an accrued benefit equal to the amount reflected in the above table under “Present Value of Accumulated Benefit.”

Participants may retire at or after age 65 and receive their full benefit under the plan. Participants may also retire at age 55 with 10 years of service and receive a reduced retirement benefit.

Benefits are payable as a single life annuity or as a 50% joint and survivor annuity over the life of the participant and spouse unless an optional form of payment is elected. Available optional forms of payment are an annuity payable in equal monthly payments for 10 years and thereafter for life, or a 100% joint and survivor annuity over the lives of the participant and spouse or other beneficiary. Benefits of $5,000 or less may be distributed in a lump sum. If a participant dies before the participant begins to receive retirement benefits, any vested interest in the participant’s accrued benefit will be payable to the participant’s surviving spouse.

Officer Retention Plan.  The Internal Revenue Code limits the amounts of compensation that may be considered and the annual benefits that may be provided under the Pension Plan. As such, we maintain the Officer Retention Plan, which is a supplemental nonqualified defined benefit plan, to provide certain of our key executives, including the named executive officers, with retirement benefits in excess of IRS limitations as well as additional supplemental benefits.

Under the Officer Retention Plan, eligible participants, including the named executive officers, are entitled to the full amount of their accrued benefit under the plan upon reaching age 60, the normal retirement age under the plan. The amount of each participant’s normal retirement benefit is determined based on the participant’s position and level of responsibility, performance, and job tenure, and is specified in the participant’s individual agreement under the Officer Retention Plan.

Plan benefits are paid in the form of equal monthly installments over 10, 15 or 20 years, as elected by the participant at the time the participant first becomes eligible to participate in the Officer Retention Plan. If the participant fails to make an election, plan benefits are paid in equal monthly installments over 20 years. The monthly installment payment amount is computed using an 8% discount rate using simple interest compounded monthly.

The plan does not provide an early retirement benefit, but participants are eligible under certain circumstances to receive a benefit based on the vested accrued benefit upon death, total disability or severance. Participants are also eligible under certain circumstances to receive a benefit upon a change in control occurring before age 60. For more information regarding the benefits payable upon death, total disability, severance or a change in control, see “—Potential Payments Upon Termination or Change in Control” below.

As of December 30, 2007, the estimated annual retirement benefit payable at age 60 for each of the named executive officers was as follows: Mr. Harrison—$1,624,960 for 15 years; Mr. Elmore—$1,150,617 for 10 years; Mr. Flint—$338,252 for 15 years; Mr. Westphal—$431,481 for 10 years and Mr. Mayhall—$225,501 for 15 years.

Deferred Compensation

Supplemental Savings Incentive Plan.  We maintain a nonqualified deferred compensation plan (the “Supplemental Savings Incentive Plan”) for certain of our key executives, including the named executive officers. The following table sets forth information regarding the named executive officers’ individual accounts and benefits under the Supplemental Savings Incentive Plan for fiscal year 2007.

Nonqualified Deferred Compensation
for Fiscal Year 2007

	Executive	Company	Aggregate	Aggregate	Aggregate Balance
	Contribution in	Contributions in	Earnings in	Withdrawals/	at December 30,
	Fiscal Year 2007	Fiscal Year 2007	Fiscal Year 2007	Distributions	2007
Name	($)(1)	($)(2)	($)(3)	($)	($)(4)

J. Frank Harrison, III	$47,102	$177,903	$248,505	—	$2,437,009
William B. Elmore	38,312	144,703	413,185	—	4,304,923
Henry W. Flint	85,096	99,853	18,000	—	424,946
Steven D. Westphal	3,646	70,365	129,537	—	1,211,587
C. Ray Mayhall, Jr.	18,621	70,332	222,190	—	2,097,342

(1)	All amounts reflected in this column are also reported in the “Salary” column of the Summary Compensation Table.

(2)	All amounts reflected in this column are also reported in the “All Other Compensation” column of the Summary Compensation Table.

(3)	Of the amounts reported in this column, the following amounts are reported as above-market earnings on deferred compensation in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table: Mr. Harrison—$44,471, Mr. Elmore—$86,800, Mr. Flint—$3,395, Mr. Westphal—$23,209 and Mr. Mayhall—$32,085.

(4)	Of the amounts reported in this column, the following amounts have been reported in the Summary Compensation Tables of our proxy statements for previous years: Mr. Harrison—$1,187,922, Mr. Elmore—$1,843,304, Mr. Flint—$217,859, Mr. Westphal—$218,107 and Mr. Mayhall—$311,442.

Participants in the Supplemental Savings Incentive Plan may elect to defer up to 50% of their annual salary and 100% of their annual bonus. At the time of deferral, the participant also elects the payment timing and method for such deferrals and any related matching contributions.

Prior to 2006, we matched 30% of the first 6% of salary (excluding bonus) deferred. Beginning in 2006, we are required to match 50% of the first 6% of salary (excluding bonus) deferred. We may also make discretionary contributions to participants’ accounts, which may be intended to offset the reductions in maximum benefits payable under the plan or other qualified plans that we sponsor. For 2006, 2007 and 2008, we are also required to make additional contributions, which we refer to as “transition contributions,” based on our Overall Goal Achievement Factor under the Annual Bonus Plan, as described under “—Summary of Compensation and Grants of Plan-Based Awards—Annual Bonus Plan” above. Transition contribution amounts are computed as follows:

Transition
Overall Goal	Contribution
Achievement Factor Under	Amount
Annual Bonus Plan	(% of Annual Salary)

0 to 79%	10%
80%	20%
107.5%	30%
115%	40%

Participants are immediately vested in all amounts of salary and bonus deferred by them under the plan. Our contributions to participants’ accounts, other than transition contributions, vest in 20% annual increments and become fully vested upon the completion of five years of service.

Transition contributions vest in 20% annual increments from December 31, 2006 to December 31, 2010. All contributions made by us, including transition contributions, become fully vested upon retirement, death or a change in control.

Amounts deferred by participants and contributions made by us prior to 2006 are deemed invested in either a “fixed benefit option account” or a “pre-2006 supplemental account,” at the election of the participant. Balances in the fixed benefit option accounts earn interest at an annual rate of up to 13% (depending on the event requiring distribution and the participant’s age, years of service and initial year of participation in the plan). For named executive officers with fixed benefit option accounts, the amounts reported in the above table under “Aggregate Earnings in Fiscal Year 2007” and “Aggregate Balance at December 30, 2007” were calculated assuming the maximum annual return of 13%.

Amounts deferred by participants and contributions made by us (other than transition contributions) after 2005 are deemed invested in a “post-2005 supplemental account.” Transition contributions are deemed invested in a “transition contribution account.” Balances in pre-2006 supplemental accounts, post-2005 supplemental accounts and transition contribution accounts are deemed invested by participants in investment choices that are made available by us, which are similar to the choices available under our
401(k) Savings Plan.

Balances in the fixed benefit option accounts, pre-2006 supplemental accounts and transition accounts become payable, as elected by a participant during the special 2005 election period or, if later, at the time the participant is first eligible to participate in the plan, upon “termination of employment” or as of a date designated by the participant that may not be before the calendar year in which the participant attains age 55 and not later than the calendar year in which the participant attains age 70. Amounts in the post-2005 supplemental accounts may be distributed, as elected by a participant, upon “termination of employment” or at a date designated by the participant that is at least 2 years after the year in which the salary deferral or other contribution was made and not later than the calendar year in which the participant attains age 70. A “termination of employment” occurs upon the later of (1) a participant’s severance, retirement or attainment of age 55 while totally disabled and, (2) at the election of the plan administrator, the date when the employee is no longer receiving severance benefits.

Balances in the fixed benefit option accounts, pre-2006 supplemental accounts and transition accounts are payable in equal monthly installments over 10 or 15 years, at the election of the participant. The monthly payment amount with respect to a fixed benefit option account is calculated using a discount rate that is equal to the applicable rate of interest on the account, as described above. The monthly payment amount with respect to a pre-2006 supplemental account or a transition account is calculated by dividing the vested account balance by the number of remaining monthly payments. Balances in the post-2005 supplemental accounts are payable in either a lump sum or in monthly installments over a period of 5, 10 or 15 years, at the election of the participant. The monthly payment with respect to a post-2005 supplemental account is calculated by dividing the vested account balance by the number of remaining monthly payments.

In the event of death or a change in control, all account balances become payable in either a single lump sum or in equal monthly installments over a period of 5, 10 or 15 years, at the election of the participant. In each case, the account balances and monthly payments are generally computed in the same manner as described above, except participants are deemed fully vested in their account balances, and, in the case of a change in control, balances and monthly payments with respect to fixed benefit accounts are computed using the maximum 13% rate of return and 13% discount rate, respectively. In the event of a change in control in a year for which a transition contribution is required, each participant would receive a pro rata transition contribution based on 20% of the participant’s annual salary. For additional information regarding the estimated amounts that would be payable to each of the named executive officers upon a termination of employment, death or change in control, see “—Potential Payments Upon Termination or Change in Control” below.

A participant may also request to receive a distribution of benefits from the plan on account of an “unforeseeable emergency.” Any such request must be approved by the plan administrator. Any distribution is made in a lump sum. An “unforeseeable emergency” occurs if a participant incurs a severe financial hardship as a result of (i) a sudden and unexpected illness or accident of the participant or dependent, (ii) a loss of property due to casualty, or (iii) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the participant’s control, and the financial hardship cannot be met through reimbursement or compensation by insurance or liquidation of the participant’s assets.

Potential Payments Upon Termination or Change in Control

We have agreed to provide certain of our executive officers, including the named executive officers, with certain payments in connection with their termination of employment or a change in control of our company. The following is a description of those arrangements with respect to the named executive officers.

Officer Retention Plan.  The Officer Retention Plan is a supplemental nonqualified retirement plan. Each of the participants, including the named executive officers, is entitled to retirement benefits under the Officer Retention Plan as described above under “—Retirement Benefits—Officer Retention Plan.” In addition, each of the participants is also entitled to certain payments upon severance, death, total disability or a change in control.

Accrued benefits under the Officer Retention Plan increase with each year of participation as set forth in each participants’ individual agreement under the plan, until the normal retirement age of 60. The amounts set forth in the individual agreements are determined based on a participant’s position and level of responsibility, performance and job tenure.

In the event of death or total disability, a participant becomes fully vested in the amount of the participant’s accrued benefit as of the date of the event. The death benefit is payable in a single lump sum. The total disability benefit is paid in the form of equal monthly installments over 10, 15 or 20 years, as elected by the participant at the time the participant is first eligible to participate in the plan. The amount of the monthly payment is computed using an 8% discount rate using simple interest compounded monthly.

Upon severance for any other reason, except “termination for cause,” a participant’s accrued benefit as of the date of the termination of employment will be 50% vested until age 50, with the vesting percentage increasing by 5% each year thereafter until fully vested at age 60. The severance benefit is paid in the form of equal monthly installments over 10, 15 or 20 years, as elected by the participant at the time the participant is first eligible to participate in the plan. The amount of the monthly payment is computed using an 8% discount rate using simple interest compounded monthly.

All rights to any benefits under the plan are forfeited if a participant is terminated for cause. A “termination for cause” occurs upon termination for:

(a)	commission of an act of embezzlement, dishonesty, fraud, gross neglect of duties or disloyalty;

(b)	commission of a felony or other crime involving moral turpitude or public scandal;

(c)	alcoholism or drug addiction; or

(d)	improper communication of confidential information.

In the event of a “change in control” of our company, a participant is entitled to a change in control benefit, which is equal to the accrued retirement benefit the participant would have received as of the participant’s normal retirement date of age 60. The change in control benefit is payable in a single lump sum or in equal monthly installments over 10, 15 or 20 years, as elected by the participant when the participant is first eligible to participate in the plan. The participant may elect to have the change in control benefit paid or commence to be paid as of the first of the third month following the change in control or any time thereafter. If a participant elects an installment option, the amount of the monthly installment payment is computed using an 8% discount rate using simple interest compounded monthly. For purposes of the Officer Retention Plan, a “change in control” occurs in the following circumstances:

(a)	when a person or group other than the Harrison family acquires shares of our capital stock having the voting power to designate a majority of the Board of Directors;

(b)	when a person or group other than the Harrison family acquires or possesses shares of our capital stock having power to cast (i) more than 20% of the votes regarding the election of the Board of Directors and (ii) a greater percentage of the votes regarding the election of the Board of Directors than the shares owned by the Harrison family;

(c)	upon the sale or disposition of all or substantially all of our assets and the assets or our subsidiaries outside the ordinary course of business other than to a person or group controlled by us or the Harrison family; or

(d)	upon a merger or consolidation of our company with another entity where we are not the surviving entity.

The following table sets forth the estimated payments that would have been payable under the Officer Retention Plan to each of the named executive officers, assuming that each of the above covered events occurred on December 28, 2007, the last business day of our fiscal year 2007:

Estimated Payments under Officer Retention Plan

	Severance, other
	than for Retirement,
	Death, Disability,
	or Termination		Total
Name	for Cause	Death	Disability	Change in Control

J. Frank Harrison, III	$46,765 per month	A lump sum of	$71,946 per month	A lump sum of
	for 180 months	$7,657,238	for 180 months	$14,411,990

William B. Elmore	$24,779 per month	A lump sum of	$41,298 per month	$95,885 per month
	for 120 months	$3,445,615	for 120 months	for 120 months

Henry W. Flint	$5,799 per month	A lump sum of	$8,921 per month	$35,957 per month
	for 180 months	$949,495	for 180 months	for 120 months

Steven D. Westphal	$6,073 per month	A lump sum of	$10,121 per month	$35,957 per month
	for 120 months	$844,444	for 120 months	for 120 months

C. Ray Mayhall, Jr.	$18,792 per month	A lump sum of	$18,792 per month	A lump sum of
	for 180 months	$2,000,000	for 180 months	$2,000,000

Under the Officer Retention Plan, each participant has generally agreed not to compete with us or our subsidiaries while employed by us or for a period of three years after termination from employment for any reason. The non-compete provision does not apply to actions occurring after both a termination of employment and a change in control.

Supplemental Savings Incentive Plan.  The Supplemental Savings Incentive Plan is a nonqualified deferred compensation plan that we provide for certain of our key executives, including the named executive officers. For a description of the terms and conditions of the plan, see “— Deferred Compensation” above.

Under the Supplemental Savings Incentive Plan, the named executive officers are entitled to certain payments upon termination of employment, death or a change in control. A “termination of employment” generally occurs upon a participant’s severance, retirement or attainment of age 55 while totally disabled. The definition of a “change in control” is the same definition used for the Officer Retention Plan, as described above.

The following table presents the estimated payments that would be payable under the Supplemental Savings Incentive Plan to the named executive officers assuming each covered event occurred on December 28, 2007, the last business day of our fiscal year 2007.

Estimated Payments under Supplemental Savings Incentive Plan

Total
Disability or
Name	Severance(1)	Retirement(2)	Death(3)	Change in Control(3)

J. Frank Harrison, III	$12,846 per month for 180 months; and	—	$27,081 per month for 180 months	$27,081 per month for 180 months

$2,062 per month for 120 months

William B. Elmore	A lump sum of $120,167; and	—	$50,348 per month for 180 months	$94,561 per month for 60 months

$33,018 per month for 120 months

Henry W. Flint	$3,182 per month for 120 months	—	$4,505 per month for 120 months	$4,505 per month for 120 months

Steven D. Westphal	$6,788 per month for 180 months; and	—	$13,799 per month for 180 months	$13,799 per month for 180 months

$549 per month for 60 months; and

$357 per month for 120 months; and

A lump sum of $5,510

C. Ray Mayhall, Jr.	$24,510 per month for 180 months	$24,510 per month for 180 months	$24,510 per month for 180 months	A lump sum of $2,097,342

(1)	Earnings and monthly payment amounts with respect to fixed benefit option account balances were calculated at the applicable rate of 8%, except for Mr. Mayhall such amounts were calculated at the applicable rate of 13%.

(2)	As of December 28, 2007, none of the named executive officers, other than Mr. Mayhall, had attained the minimum age required for receiving retirement or total disability benefits.

(3)	Earnings and monthly payment amounts with respect to fixed benefit option account balances were calculated using the maximum 13% rate of return and maximum 13% discount rate, respectively.

Restricted Stock Award Agreement.  Mr. Harrison has a restricted stock award with respect to 200,000 shares of our Class B Common Stock. See ‘‘—Summary of Compensation and Grants of Plan-Based Awards—Restricted Stock Award Agreement” above.

If there is a “change in control” of our company during the term of his Restricted Stock Award Agreement, Mr. Harrison will become immediately vested in 20,000 shares of restricted stock. We would also be required to reimburse Mr. Harrison for the income taxes related to the vesting of the restricted stock. For purposes of the Restricted Stock Award Agreement, a “change in control”

occurs if the Harrison family does not hold more than 50% of the total voting power of our voting stock.

If a change in control of our company had occurred on December 28, 2007, Mr. Harrison would have become vested in 20,000 shares of restricted stock (valued at $1,187,400). In addition, he would have received a payment of $884,851 for the reimbursement of income taxes related to the vesting of the shares.

Annual Bonus Plan.  The Annual Bonus Plan is an incentive compensation plan that we provide to participants selected by the Compensation Committee, including the named executive officers. For a description of the terms and conditions of the plan, see “—Summary of Compensation and Grants of Plan-Based Awards—Annual Bonus Plan” above.

Under the Annual Bonus Plan, the Compensation Committee has discretion to award cash payments to eligible participants, including the named executive officers, upon the attainment of certain performance goals with respect to a fiscal year. In the event of the total disability, retirement or death of a participant during any fiscal year, and in the event of the subsequent attainment of the performance goals applicable to such participant, such participant is entitled to a pro rata bonus based on the portion of the fiscal year completed by the participant. In the event of a “change in control,” each participant will be entitled to a pro rata portion of the participant’s award for the fiscal year, based on the portion of the fiscal year completed, assuming that a Goal Achievement Factor of 100% has been earned as of the date of the change in control.

The term “retirement” is defined in the Annual Bonus Plan as a participant’s termination of employment other than on account of death and (a) after attaining age 60, (b) after attaining age 55 and completing 20 years of service or (c) as the result of total disability. The definition of a “change in control” is the same definition used for the Officer Retention Plan, as described above.

The following table presents the estimated payments that would be payable under the Annual Bonus Plan to the named executive officers assuming each covered event occurred on December 28, 2007, the last business day of our fiscal year 2007.

Estimated Payments under Annual Bonus Plan

	Death or
Name	Total Disability	Retirement(1)	Change in Control

J. Frank Harrison, III	$759,698	—	$787,252
William B. Elmore	617,925	—	640,337
Henry W. Flint	326,950	—	338,808
Steven D. Westphal	212,300	—	220,000
C. Ray Mayhall, Jr.	150,170	$150,170	155,617

(1)	As of December 28, 2007, none of the named executive officers, other than Mr. Mayhall, had attained the minimum age and years of service required for receiving retirement benefits.

Director Compensation

The following table sets forth information regarding the compensation of our Board of Directors for fiscal year 2007.

Director Compensation for Fiscal Year 2007

	Fees Earned
	or Paid	All Other
	in Cash	Compensation	Total
Name	($)(1)	($)	($)

H. W. McKay Belk	$50,750	—	$50,750
Sharon A. Decker	43,500	—	43,500
William B. Elmore	—	—	—
James E. Harris	40,750	—	40,750
J. Frank Harrison, III	—	—	—
Deborah S. Harrison	38,500	—	38,500
Ned R. McWherter	38,500	—	38,500
John W. Murrey, III	38,500	—	38,500
Robert D. Pettus, Jr.	—	$9,000	9,000
Carl Ware	37,000	—	37,000
Dennis A. Wicker	52,250	—	52,250

(1)	The amounts shown in this column represent the aggregate amounts of all fees earned or paid in cash for services as a director in fiscal year 2007.

For fiscal year 2007, the non-employee members of our Board of Directors were paid $30,000 as an annual retainer, $1,500 for each meeting of the Board of Directors attended and $1,250 for each Committee meeting attended. The Chairman of the Audit Committee, the Chairman of the Compensation Committee and the Lead Independent Director receive an additional retainer of $7,500, $5,000 and $2,500 per year, respectively. In 2007, Messrs. Belk, Harris and Wicker and Ms. Decker were also paid $5,000 each for their services on a Special Committee of the Board of Directors.

Under our Director Deferral Plan, directors who are not also employees of our company may defer payment of all or a portion of their annual retainer and meeting fees until they no longer serve on the Board of Directors. Fees deferred are deemed to be invested in certain investment choices selected by the directors, which are similar to the choices available to our employees generally under our tax-qualified 401(k) Savings Plan. Upon resignation or retirement, a participating director will be entitled to receive a cash payment based upon the amount of fees deferred and the investment return on the selected investment. If a director’s service terminates prior to age 65, amounts accrued under his or her account are paid out in a single cash payment. If a director’s service terminates at or after age 65, amounts accrued under his or her account are paid out, at the election of the director, either in a single cash payment or in ten equal annual installments (with an imputed 8% return on the deferred installments).

On March 1, 2005, we entered into a consulting agreement with Mr. Pettus, who served as an officer of our company in various capacities from 1984 to 2005. Pursuant to the consulting agreement, Mr. Pettus agreed to assist us with our stewardship programs and the on-going development and fostering of our customer and officer relationships and to assist our management with major projects and the general oversight and guidance of our company. Mr. Pettus received a fee of $350,000 per year and reimbursement for annual country club dues during the term of the agreement. The agreement did not modify the retiree benefits to which Mr. Pettus is otherwise entitled. The agreement terminated on February 28, 2007 in accordance with its terms.

Beneficial Ownership of Management

The following table presents certain information as of March 14, 2008 regarding the beneficial ownership of our Common Stock and Class B Common Stock by the directors, the nominees for director and the named executive officers in the Summary Compensation Table and by all of the directors, nominees for director and executive officers as a group. Information concerning beneficial ownership of the Common Stock and Class B Common Stock by Mr. Harrison is presented above under the caption “Principal Stockholders” and is not included in the following table.

		Amount and
		Nature of
		Beneficial		Percentage
Name	Class(1)	Ownership		Of Class

H.W. McKay Belk	Common Stock	520	(2)	*
Sharon A. Decker	Common Stock	0		—
William B. Elmore	Common Stock	1,000	(3)	*
Henry W. Flint	Common Stock	0		—
James E. Harris	Common Stock	0		—
C. Ray Mayhall, Jr.	Common Stock	0		—
Deborah S. Harrison	Common Stock	0	(4)	—
Ned R. McWherter	Common Stock	1,000		*
James H. Morgan	Common Stock	0		—
John W. Murrey, III	Common Stock	1,000		*
Robert D. Pettus, Jr.	Common Stock	0		—
Steven D. Westphal	Common Stock	0		—
Carl Ware	Common Stock	0		—
Dennis A. Wicker	Common Stock	0		—
Directors, nominees for director and executive officers as a group (excluding Mr. Harrison) (22 persons)	Common Stock	3,526		*

*	Less than 1% of the outstanding shares of such class.

(1)	None of such persons other than Ms. Harrison beneficially owns any shares of Class B Common Stock.

(2)	Includes 300 shares held by Mr. Belk as custodian for certain of his children.

(3)	Held jointly with his wife.

(4)	Excludes 535,178 shares of Class B Common Stock held by the JFH Family Limited Partnership—DH1 and 78,595 shares of Class B Common Stock held by a trust for the benefit of Ms. Harrison. Ms. Harrison has no voting or investment power with respect to such shares.

Equity Compensation Plan Information

The following table sets forth certain information as of December 30, 2007, concerning our one outstanding equity compensation arrangement.

Number of securities
remaining available for
	Number of securities to	Weighted-average	future issuance under
	be issued upon exercise	exercise price of	equity compensation plans
	of outstanding options,	outstanding options,	(excluding securities
	warrants and rights	warrants and rights	reflected in column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders(1)	40,000	0	0
Equity compensation plans not approved by security holders	—	—	—

Total	40,000	0	0

(1)	Relates to the restricted stock agreement with J. Frank Harrison, III that was approved by our stockholders on May 12, 1999. See “Executive Compensation—Summary of Compensation and Grants of Plan-Based Awards—Restricted Stock Award Agreement” and “Executive Compensation—Outstanding Equity Awards” above for additional information.

Proposal 2:
Approval of Performance Unit Award Agreement

Approval Proposal

On February 27, 2008, the Compensation Committee of the Board of Directors approved, subject to stockholder approval, a Performance Unit Award Agreement with our Chief Executive Officer, J. Frank Harrison, III (the “Award Agreement”). Subject to approval of the Award Agreement by our stockholders, we will grant Mr. Harrison 400,000 performance units that will each represent the right to receive one share of our Class B Common Stock, $1.00 par value. The performance units will vest in annual increments over a ten-year period, subject to and in accordance with the terms and conditions of the Award Agreement as described below.

The Board of Directors is submitting the Award Agreement to our stockholders for approval of the material terms pursuant to which performance-based compensation is to be paid under the Award Agreement. Our stockholders must approve these terms to enable all compensation paid pursuant to the Award Agreement to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code. Upon approval by the stockholders, such payments will be exempt from the provisions of Section 162(m) that would otherwise deny us a federal income tax deduction for compensation expense to the extent that aggregate compensation payments to any “covered employee” exceed $1 million in any fiscal year. Section 162(m) defines the term “covered employee” to mean our Chief Executive Officer and the four other most highly compensated executive officers for the last completed fiscal year. Accordingly, the Award Agreement is being submitted to our stockholders for approval pursuant to the requirements of Section 162(m).

The Award Agreement is also being submitted to our stockholders in accordance with the listing standards of The Nasdaq Stock Market LLC, which require stockholder approval prior to issuing securities under an equity compensation arrangement with officers, directors or employees. The Award Agreement applies only to our Chief Executive Officer and does not apply to any other director, officer or employee.

Description of the Award Agreement

The primary purpose of the Award Agreement is (1) to promote the best interests of the Company and its stockholders by providing Mr. Harrison with additional incentives to assist the Company in meeting and exceeding its annual business goals, (2) to replace Mr. Harrison’s existing restricted stock award, which is expiring in 2008, and (3) to provide Mr. Harrison with an incentive to remain employed with us until 2019. For additional information regarding our reasons for approving the Award Agreement, see “Executive Compensation—Compensation Discussion and Analysis—Performance Units” above.

The Award Agreement provides that the performance units shall become vested in annual increments with respect to each of our fiscal years 2009 through 2018, in an amount of performance units for each such annual performance period equal to the product of (i) 40,000 multiplied by (ii) the Overall Goal Achievement Factor (not to exceed 100%) for such annual performance period, as determined under our existing Annual Bonus Plan. For additional information regarding our Annual Bonus Plan, see “Executive Compensation—Summary of Compensation and Grants of Plan-Based Awards—Annual Bonus Plan.”

The performance measures under the Annual Bonus Plan used to determine the Overall Goal Achievement factor are:

(1)	revenue;

(2)	earnings before income and taxes; and

(3)	net debt reduction.

The Overall Goal Achievement Factor is calculated by multiplying the weightage factor (ranging from 0% to 100% for each performance measure as determined by the Compensation Committee) by the goal achievement percentage for the level of performance achieved with respect to each performance measure. The level of performance achieved with respect to each performance measure will be determined after taking into account (1) any gains or losses from the sale of assets outside the ordinary course of business; (2) any gains or losses from discontinued operations, (3) any extraordinary gains or losses; (4) the effects of accounting changes; (5) any unusual, nonrecurring, transition, one-time or similar items or charges; (6) the diluted impact of goodwill on acquisitions; and (7) any other items that the Committee determines; provided, however, that for awards intended to qualify as “performance-based compensation” under Section 162(m) (such as the Award Agreement), the Committee shall specify the items to be excluded in writing within 90 days of the commencement of each annual performance period.

The vesting of each annual increment of performance units is conditioned upon Mr. Harrison’s employment by the Company as of the last day of the one year performance period for such increment. If fewer than 40,000 performance units become vested for any annual performance period, Mr. Harrison will automatically forfeit an amount of performance units equal to the excess of (a) 40,000 performance units over (b) the amount of performance units that became vested for such annual performance period.

Unvested performance units will lapse and be forfeited if Mr. Harrison’s employment with us terminates for any reason (including death or disability) prior to expiration of the ten year term. In the event of a change in control (as defined under the Annual Bonus Plan) during a performance period with respect to an annual increment of performance units, then 40,000 performance units will become immediately vested, subject to certain adjustments for stock dividends and other fundamental corporate transactions. Unvested performance units may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of in any manner.

Mr. Harrison is not entitled to receive dividends on the performance units nor is Mr. Harrison entitled to any voting rights with respect to the performance units. Mr. Harrison will, however, be entitled to receive dividends and exercise voting rights with respect to shares of Class B Common Stock issued after any such performance units vest and are paid. In addition, each share of our Class B Common Stock received by Mr. Harrison will be convertible into one share of our Common Stock at any time at the discretion of Mr. Harrison.

Mr. Harrison’s performance unit award will be administered by the Compensation Committee of the Board of Directors or a subcomittee consisting only of those members of the Committee who are “outside directors” within the meaning of Section 162(m). The Compensation Committee will interpret the provisions of the Award Agreement, certify the Overall Goal Achievement Factor under the Annual Bonus Plan, and be responsible for determining the extent to which the vesting conditions have been satisfied.

Each annual increment of performance units will be payable as soon as practicable after the Compensation Committee has certified the Overall Goal Achievement Factor with respect to such annual increment of performance units, and in no event later than March 15 following the end of the applicable performance period. Each vested performance unit will be payable by delivery of one share of our Class B Common Stock. Notwithstanding the foregoing, we may withhold payment of the Class B Common Stock or take other specified actions to satisfy income tax withholding requirements. In addition, Mr. Harrison may satisfy such income tax withholding requirements in whole or in part by requiring us to settle a portion of the performance units in cash as is necessary to satisfy the maximum statutory withholding obligations for taxes.

In accordance with Section 162(m), the performance unit awards under the Award Agreement are subject to the approval of the material terms of the Award Agreement by our stockholders. The Award Agreement is effective as of February 27, 2008, subject to the approval of the Award Agreement by our stockholders. As of February 27, 2008, the fair market value per share of our

Common Stock was $56.50. The full text of the Award Agreement is attached to this Proxy Statement as Appendix A. A copy of the Company’s Annual Bonus Plan is available as Appendix B to our proxy statement for the 2007 Annual Meeting of Stockholders.

Required Vote and Recommendation

The affirmative vote of holders of a majority of the total votes of our Common Stock and Class B Common Stock present in person or by proxy and entitled to vote on the proposal at the 2008 Annual Meeting of Stockholders, voting together as a single class, is required to approve the Award Agreement.

The Board of Directors recommends that the stockholders vote FOR the approval of the Award Agreement.

Certain Transactions

Transactions with The Coca-Cola Company

Concentrates and Syrups; Marketing Programs.  Our business consists primarily of the production, marketing and distribution of soft drink products of The Coca-Cola Company, which is the sole owner of the secret formulas under which the primary components (either concentrates or syrups) of its soft drink products are manufactured. Accordingly, we purchase a substantial majority of our requirements of concentrates and syrups from The Coca-Cola Company in the ordinary course of our business. The prices of these concentrates and syrups are generally set by The Coca-Cola Company from time to time at its discretion. The following table summarizes the significant transactions between us and The Coca-Cola Company during fiscal year 2007:

Amount
Transactions	(in millions)

Payments by us for concentrate, syrup, sweetener and other purchases	$334.9
Payments by us for customer marketing programs	44.2
Payments by us for cold drink equipment parts	5.7
Marketing funding support payments to us	37.8
Fountain delivery and equipment repair fees paid to us	4.9
Presence marketing funding support provided by The Coca-Cola Company on our behalf	4.3
Sale of finished products to The Coca-Cola Company	26.1

Piedmont Coca-Cola Bottling Partnership.  On July 2, 1993, Piedmont Coca-Cola Bottling Partnership (the “Partnership”) was formed by one of our wholly-owned subsidiaries and a wholly-owned subsidiary of The Coca-Cola Company to distribute and market finished bottle, can and fountain beverage products under trademarks of The Coca-Cola Company and other third party licensors in portions of North Carolina, South Carolina, Virginia and Georgia. Initially, our company and The Coca-Cola Company each beneficially owned a 50% interest in the Partnership. We currently beneficially own a 77.3% interest in the Partnership and The Coca-Cola Company beneficially owns a 22.7% interest in the Partnership. The initial term of the Partnership is through 2018, subject to early termination as a result of certain events. Each partner’s interest is subject to certain limitations on transfer, rights of first refusal and other purchase rights upon the occurrence of specified events.

We manufacture and package products and manage the Partnership pursuant to a management agreement. In connection with the management agreement, we receive a fee based on total case sales, reimbursement for its out-of-pocket expenses and reimbursement for sales branch, divisional and certain other expenses. The term of the management agreement is through 2018, subject to early termination in the event of certain change in control events, a termination of the Partnership or a material default by either party. During fiscal year 2007, we received management fees of $22.5 million from the Partnership. We sell product at cost to the Partnership. These sales amounted to $78.1 million in fiscal year 2007. We sublease various fleet and vending equipment to the Partnership at cost. These sublease rentals amounted to $7.4 million in fiscal year 2007.

During 2002, we agreed to provide up to $195 million in revolving credit loans to the Partnership. The Partnership pays us interest on the loans at a rate equal to our average cost of funds plus 0.50% (6.96% at December 30, 2007). As of December 30, 2007, the aggregate outstanding principal balance of the loans was $77.4 million. The loan agreement was amended August 25, 2005 to extend the maturity date from December 31, 2005 to December 31, 2010 on terms comparable to the previous loan agreement.

Stock Rights and Restrictions Agreement.  Pursuant to a Stock Rights and Restrictions Agreement dated January 27, 1989 (the “Rights and Restrictions Agreement”) with The Coca-Cola Company, The Coca-Cola Company agreed (a) not to acquire additional shares of Common Stock or Class B Common Stock except in certain circumstances and (b) not to sell or otherwise dispose of shares of Class B Common Stock without first converting them into Common Stock except in certain circumstances. The Coca-Cola Company granted us a right of first refusal with respect to any proposed disposition of any shares owned by it, and we granted The Coca-Cola Company certain registration rights with respect to such shares. The Coca-Cola Company further agreed that if its equity ownership reaches 30.67% or more of our outstanding common stock of all classes, or its voting interest reaches 23.59% or more of the votes of all outstanding shares of all classes, then it will (i) negotiate in good faith to sell to us the number of shares of Common Stock or Class B Common Stock necessary to reduce its equity ownership to 29.67% of the outstanding common stock of all classes and (ii) convert the number of shares of Class B Common Stock necessary to maintain its ownership of Class B Common Stock to between 20% and 21% of the outstanding shares of Class B Common Stock and to maintain its voting interest at between 22.59% and 23.59% of the votes of all outstanding shares of all classes.

Additionally, if we issue new shares of Class B Common Stock upon the conversion or exercise of any security, warrant or option that results in The Coca-Cola Company owning less than 20% of the outstanding shares of Class B Common Stock and less than 20% of the total votes of all outstanding shares of all classes of our securities, The Coca-Cola Company has the right to exchange shares of Common Stock for shares of Class B Common Stock in order to maintain its ownership of at least 20% of the outstanding shares of Class B Common Stock and at least 20% of the total votes of all outstanding shares of all classes of our common stock. Under the Rights and Restrictions Agreement, The Coca-Cola Company also has a preemptive right to purchase a percentage of any newly issued shares of any class in order for it to maintain ownership of both 29.67% of the outstanding shares of common stock of all classes and 22.59% of the total votes of all outstanding shares of all classes. Each of the percentages referenced in this paragraph and the preceding paragraph are subject to downward adjustment if The Coca-Cola Company voluntarily disposes of shares of Common Stock or Class B Common Stock or if we exercise our right of redemption referred to below.

Pursuant to the Rights and Restrictions Agreement, The Coca-Cola Company has also granted to us the right, from January 27, 1995 through January 27, 2019, to call for redemption in full or in part the number of shares that would reduce The Coca-Cola Company’s ownership of our equity to 20% at a price (which will not be less than $42.50 per share except with respect to shares acquired pursuant to the rights described in the preceding two paragraphs) and on such terms as set forth in the Rights and Restrictions Agreement. The option will expire prior to the end of its stated term if Mr. Harrison ceases to exercise voting control with respect to our company.

The Coca-Cola Company was also given the right to have its designee proposed by us for nomination to our Board of Directors and to have such person nominated at each subsequent election of our directors, subject to certain conditions. Carl Ware’s appointment as a director was made in accordance with the terms of this agreement. Mr. Ware was Executive Vice President, Public Affairs and Administration of The Coca-Cola Company until his retirement in February 2003.

Voting Agreement and Irrevocable Proxy.  The Coca-Cola Company and Mr. Harrison are also parties to a Voting Agreement dated January 27, 1989 (the “Voting Agreement”). Pursuant to the Voting Agreement, Mr. Harrison agreed to vote his shares of Common Stock and Class B Common Stock for a nominee of The Coca-Cola Company for election as a director on our Board of Directors. Additionally, The Coca-Cola Company granted an irrevocable proxy (the “Irrevocable Proxy”) with respect to all shares of Class B Common Stock and Common Stock owned by The Coca-Cola Company to Mr. Harrison for life. The Irrevocable Proxy covers all matters on which holders of Class B Common Stock or Common Stock are entitled to vote other than certain mergers, consolidations, asset sales and other fundamental corporate transactions.

Pursuant to the terms of the Voting Agreement, Mr. Harrison was granted the option (assignable to us) to purchase the shares of Class B Common Stock held by The Coca-Cola Company for $38.50 per share plus an amount sufficient to give The Coca-Cola Company a 25% compounded annual rate of return from May 7, 1987 after taking into account dividends and other distributions previously received thereon. This option may be exercised if the disproportionate voting rights of the Class B Common Stock are terminated for certain reasons.

The Voting Agreement and Irrevocable Proxy terminate upon the written agreement of the parties or at such time as The Coca-Cola Company no longer beneficially owns any shares of our Common Stock. The Irrevocable Proxy also terminates at such time as either (a) Mr. Harrison or certain entities controlled by him do not beneficially own 712,796 shares of Class B Common Stock that are currently part of the holdings of the Harrison Family Limited Partnerships or (b) certain trusts holding shares of Class B Common Stock subject to the Voting Agreement do not beneficially own at least 50% of the Class B Common Stock held by them at the date of the Voting Agreement.

Other Transactions

We have a production arrangement with Coca-Cola Enterprises Inc. to buy and sell finished products at cost. Sales to Coca-Cola Enterprises Inc. under this agreement were $40.2 million in fiscal year 2007. Purchases from Coca-Cola Enterprises Inc. under this agreement were $13.9 million in fiscal year 2007.

Along with all other Coca-Cola bottlers in the United States, we are a member of Coca-Cola Bottlers’ Sales & Services Company LLC (the “Sales and Services Company”), which was formed in 2003 for the purposes of facilitating various procurement functions and distributing certain beverage products of The Coca-Cola Company and with the intention of enhancing the efficiency and competitiveness of the Coca-Cola bottling system in the United States. The Sales and Services Company negotiated the procurement for the majority of the Company’s raw materials (excluding concentrate) in 2007. We paid $.3 million in fiscal year 2007 to the Sales and Services Company for our share of the Sales and Services Company’s administrative costs. Amounts due from the Sales and Services Company for rebates on raw material purchases were $3.2 million at December 30, 2007. Coca-Cola Enterprises Inc. is also a member of the Sales and Services Company.

We lease the Snyder Production Center and certain adjacent property from Harrison Limited Partnership One (“HLP”) pursuant to a lease that expires in December 2010. HLP’s sole limited partner is a trust of which J. Frank Harrison, III is a trustee and descendants of J. Frank Harrison, Jr. are beneficiaries. Total payments under this lease were $4.2 million in fiscal year 2007.

We also lease our corporate headquarters and an adjacent office building from Beacon Investment Corporation (“Beacon”), of which Mr. Harrison is the sole stockholder. Total payments under this lease were $3.6 million in fiscal year 2007. In fiscal year 2006, the existing lease agreement with Beacon was modified to provide for a fifteen-year term beginning January 1, 2007 and extending through December 31, 2021.

Policy for Review of Related Person Transactions

Our Code of Business Conduct includes a written policy regarding the review and approval of certain related person transactions. Under the Code of Business Conduct, all material transactions or conflicts of interest involving members of our Board of Directors or our executive officers must be reported to and approved by the Audit Committee of our Board of Directors. For purposes of our Code of Business Conduct, any related person transaction that is required to be reported in our proxy statements pursuant to Item 404 of Regulation S-K is deemed to be a “material transaction” and must be reported to and approved by the Audit Committee. In addition to our written policy, it is also the practice of our Board of Directors to form Special Committees from time to time for the purpose of approving certain related person transactions.

Proposal 3:
Ratification of Selection of our Independent Registered
Public Accounting Firm for Fiscal Year 2008

General

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2008, ending December 28, 2008. This selection is being presented to our stockholders for ratification at the Annual Meeting. PricewaterhouseCoopers LLP audited our consolidated financial statements and internal control over financial reporting for fiscal year 2007. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting with an opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. We are submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider its selection of PricewaterhouseCoopers LLP.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of our consolidated financial statements for the fiscal years ended December 30, 2007 and December 31, 2006 and fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods.

	FY 2007	FY 2006

Audit Fees(1)	$587,049	$691,998
Audit-Related Fees(2)	11,660	45,000
Tax Fees(3)	—	66,500
All Other Fees(4)	—	2,000

	$598,709	$805,498

(1)	Audit Fees consist of the aggregate fees billed for professional services rendered for the audit of our annual consolidated financial statements and reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements. For fiscal year 2006, these fees include fees billed for professional services rendered for the audit of management’s assessment of the effectiveness of internal control over financial reporting.

(2)	Audit-Related Fees consist of the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” For fiscal years 2007 and 2006, these fees included fees billed for evaluation of internal controls in our Enterprise Resource Planning System.

(3)	Tax Fees consist of the aggregate fees billed for professional services rendered for tax compliance, tax advice and tax planning. For fiscal year 2006, these fees included fees billed for federal and state tax review and consulting services and other tax consulting services.

(4)	All Other Fees consist of aggregate fees billed for products and services other than the services reported above. For fiscal year 2006, this category included fees billed for personal financial planning services provided to certain officers.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-

related services, tax services and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairperson when necessary due to timing considerations. Any services approved by the Chairperson must be reported to the full Audit Committee at its next scheduled meeting. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with the pre-approval policies, and the fees for the services performed to date.

Required Vote and Recommendation

The affirmative vote of holders of a majority of the total votes of our Common Stock and Class B Common Stock present in person or by proxy and entitled to vote at the 2008 Annual Meeting of Stockholders, voting together in a single class, is required to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2008.

The Board of Directors recommends that the stockholders vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2008.

Audit Committee Report

The primary purpose of the Audit Committee is to act on behalf of the Board of Directors in its oversight of all material aspects of the accounting and financial reporting processes, internal controls and audit functions of Coca-Cola Bottling Co. Consolidated (the “Company”), including its compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

Management has primary responsibility for the Company’s consolidated financial statements and reporting processes, including its internal controls and disclosure controls and procedures. The Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board and expressing an opinion on the conformity of those audited consolidated financial statements with generally accepted accounting principles.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 30, 2007. This review included a discussion of the quality and acceptability of the Company’s financial reporting and internal controls.

During the past fiscal year, the Audit Committee discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 114 (Communication with Audit Committees), as amended. The Audit Committee also received during the past fiscal year the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with the independent registered public accounting firm their independence.

Based on the reviews, discussions and disclosures referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company for the fiscal year ended December 30, 2007 be included in its Annual Report on Form 10-K for such fiscal year.

Submitted by the Audit Committee of the Board of Directors.*

H. W. McKay Belk, Chair
Sharon A. Decker
Dennis A. Wicker

* James H. Morgan is currently a member of the Audit Committee. His name is not listed under the Audit Committee Report because he was not a member of the Audit Committee in 2007 or at the time of the Audit Committee’s review of the Annual Report on Form 10-K for the fiscal year ended December 30, 2007.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our executive officers, directors and certain persons who beneficially own more than 10% of our Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities of our company. Executive officers, directors and such greater than 10% stockholders are required to furnish to us copies of all such reports they file. Based solely on our review of the copies of such reports received by us and written representations that no other reports were required for such persons, we believe that, during fiscal year 2007, all filing requirements applicable to our executive officers, directors and greater than 10% stockholders were complied with on a timely basis.

Stockholder Proposals

If any stockholder wishes to present a proposal to the stockholders of the Company at the 2009 Annual Meeting, such proposal must be received by us at our principal executive offices for inclusion in the proxy statement and form of proxy relating to the meeting on or before November 25, 2008. In addition, if we receive notice of stockholder proposals after February 8, 2009, then the persons named as proxies in such proxy statement and form of proxy will have discretionary authority to vote on such stockholder proposals, without discussion of such matters in the proxy statement and without such proposals appearing as a separate item on the proxy card.

Additional Information

The entire cost of soliciting proxies will be borne by us. In addition to this proxy statement, proxies may be solicited by our directors, officers and other employees by personal contact, telephone, facsimile and e-mail. Such persons will receive no additional compensation for such services. Georgeson & Co., Inc., Wall Street Plaza, New York, New York 10005 has been retained to assist us in the solicitation of brokers, banks and other similar entities holding shares for other persons. Georgeson & Co., Inc. will receive a payment of $7,000 (plus out-of-pocket expenses) for these services. All brokers, banks and other similar entities and other custodians, nominees and fiduciaries will be requested to forward solicitation materials to the beneficial owners of the shares of Common Stock held of record by such persons, and we will pay such brokers, banks and other fiduciaries all of their reasonable out-of-pocket expenses incurred in connection therewith.

Summary Annual Report and Annual Report on Form 10-K

This proxy statement is accompanied by our 2007 Summary Annual Report to Stockholders and Annual Report on Form 10-K for the fiscal year ended December 30, 2007. The Summary Annual Report and the Form 10-K, which contains our consolidated financial statements and other information about us, are not incorporated in the proxy statement and are not to be deemed a part of the proxy soliciting material. Additional copies of our Form 10-K for the fiscal year ended December 30, 2007, as filed with the SEC, are also available to stockholders without charge upon written request to James E. Harris, Senior Vice President and Chief Financial Officer, Coca-Cola Bottling Co. Consolidated, P. O. Box 31487, Charlotte, North Carolina 28231.

Henry W. Flint
Secretary

March 25, 2008

Appendix A

PERFORMANCE UNIT AWARD AGREEMENT

PERFORMANCE UNIT AWARD AGREEMENT, dated as of the 27th day of February, 2008 (this “Agreement”), by and between Coca-Cola Bottling Co. Consolidated, a Delaware corporation (the “Company”), and J. Frank Harrison, III, the Chairman and Chief Executive Officer of the Company (“Executive”);

WHEREAS, the stockholders of the Company have approved an Annual Bonus Plan, as amended (the “Annual Bonus Plan”), for the purpose of promoting the best interests of the Company and its stockholders by providing key management employees of the Company with additional incentives to assist the Company in meeting and exceeding its annual business goals; and

WHEREAS, to provide Executive with an incentive to remain employed with the Company until approximately age 65, the Company desires to grant to Executive an award of Performance Units, with the vesting of such Performance Units subject to achievement of certain levels of performance under the Annual Bonus Plan, and subject to other terms and conditions described herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive do hereby agree as follows:

Section 1.  Definitions.  As used in this Agreement, unless the context expressly indicates otherwise, the following terms have the following meanings:

“Board” means the Board of Directors of the Company.

“Change in Control” shall have the meaning set forth in the Annual Bonus Plan.

“Class B Common Stock” means the Class B Common Stock, par value $1.00 per share, of the Company or any security of the Company issued in substitution, exchange or lieu thereof pursuant to Section 7 hereof.

“Code” shall have the meaning set forth in the Annual Bonus Plan.

“Committee” shall have the meaning set forth in the Annual Bonus Plan.

“Common Stock” means the Common Stock, par value $1.00 per share, of the Company.

“Fair Market Value” of a share of Class B Common Stock or a share of Common Stock, as applicable, on any date means the closing price of a share of Common Stock as reflected in the report of composite trading of The NASDAQ Stock Market, LLC listed securities for that day (or, if no shares of Common Stock were publicly traded on that day, the immediately preceding day that shares of Common Stock were so traded) published in The Wall Street Journal (Eastern Edition) or in any other publication selected by the Committee; provided, however, that if the shares of Common Stock are misquoted or omitted by the selected publication(s), the Committee shall directly solicit the information from officials of the stock exchanges or from other informed independent market sources.

“Overall Goal Achievement Factor” means, with respect to each Performance Period (as defined in Section 4(a) below), the “Overall Goal Achievement Factor” for such Performance Period as established under the Company’s Annual Bonus Plan or any successor plan thereto; provided, however, that solely for purposes of this Agreement, the Overall Goal Achievement Factor shall not exceed 100% for any Performance Period.

“Performance Unit” means a right to receive one share of Class B Common Stock at such time, and in accordance with such terms and conditions, as set forth in this Agreement.

“Total Disability” shall have the meaning set forth in the Annual Bonus Plan.

Section 2.  Administration.  This Agreement will be administered by the Committee. In administering this Agreement, the Committee is authorized to (i) establish guidelines for administration of this Agreement, (ii) delegate certain tasks to management, (iii) make determinations under and interpret the terms of this Agreement, (iv) prescribe the terms and conditions of awards made under this Agreement consistent with the provisions of the Agreement and of any agreement or other document evidencing an award made under this Agreement, and (v) to take such other actions as may be necessary or desirable in order to carry out the terms, intent and purposes of this Agreement; provided, however, that the Committee shall at all times be required to exercise these discretionary powers in a manner, and subject to such limitations, as will permit all payments under this Agreement to a “covered employee” (as defined in Section 162(m) of the Code) to continue to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code. Subject to the foregoing, all determinations and interpretations of the Committee will be binding upon the parties hereto.

Section 3.  Award of Performance Units; Stockholder Approval.  Effective as of the date of this Agreement, and subject to stockholder approval as provided for hereinafter, the Committee hereby grants to Executive 400,000 Performance Units as incentive compensation, subject to the terms and conditions set forth herein. This award of Performance Units is intended to qualify as “performance based compensation,” as such term is defined in the Code, and, accordingly, shall be made subject to stockholder approval as is required by Code Section 162(m). The Company shall submit this award of Performance Units to its stockholders for approval at the Annual Meeting of Stockholders to be held on April 29, 2008. By signing below, Executive hereby irrevocably agrees to accept such award subject to the terms and conditions hereinafter set forth.

Section 4.  Vesting.

(a)  General.  Subject to paragraphs (b) and (c) of this Section 4, the Performance Units shall become vested in annual increments with respect to each of the Company’s fiscal years 2009 through 2018, in an amount of Performance Units for each such one year period (each such period, a “Performance Period”) equal to the product of (i) 40,000 multiplied by (ii) the Overall Goal Achievement Factor, as determined for such Performance Period. The vesting of each annual increment of Performance Units is conditioned upon Executive’s employment by the Company as of the last day of the Performance Period for such increment. If less than 40,000 Performance Units become vested for any Performance Period, Executive shall automatically forfeit an amount of Performance Units equal to the excess of (a) 40,000 Performance Units over (b) the amount of Performance Units that became vested for such Performance Period.

(b)  Termination of Employment.  Upon any termination of Executive’s Employment prior to the last day of a Performance Period with respect to any annual increment of Performance Units for any reason, regardless of whether such termination is initiated by Executive or by the Company and regardless of whether it is for cause, or without cause, voluntary or involuntary or as a result of Executive’s death or Total Disability, any portion of the Performance Units that has not vested in accordance with the provisions of this Section 4 as of such termination shall be forfeited and Executive shall cease to have any right or interest in such Performance Units.

(c)  Change of Control.  Notwithstanding any other provision hereof, if there should be a Change in Control of the Company during a Performance Period with respect to an annual increment of Performance Units, then and immediately upon occurrence of such Change in Control, 40,000 Performance Units (subject to adjustment pursuant to Section 7(b) below) shall become vested.

Section 5.  No Dividend or Voting Rights.  Executive shall have no dividend or voting rights with respect to the Performance Units.

Section 6.  Payment of Performance Units.

(a)  Time of Payment.  Each annual increment of Performance Units shall be payable as soon as administratively practicable after the Committee has certified the Overall Goal Achievement Factor with respect to such annual increment of Performance Units, and in no event later than March 15 following the end of the applicable Performance Period. If Performance Units become vested prior to the last day of a Performance Period as a result of a Change in Control, then the Performance Units shall be payable as soon as administratively practicable on or after the date of the Change in Control, but in no event later than 75 days after the Change in Control.

(b)  Form of Payment; Rights Upon Payment.  Except as otherwise provided in Section 12 hereof, as of the applicable payment date, vested Performance Units shall be payable by delivery of one share of Class B Common Stock for each vested Performance Unit. With respect to each share of Class B Common Stock paid to Executive, Executive shall have all of the rights of any holder of the Company’s Class B Common Stock with respect to such share of Class B Common Stock.

(c)  Compliance With Securities Laws.  The shares of Class B Common Stock shall be delivered to Executive, pursuant to paragraphs (a) and (b) of this Section 6, unless counsel for the Company reasonably determines that such issuance will violate applicable federal or state securities laws and the Company has taken all reasonable steps necessary to avoid any such violation. The Company agrees to use commercially reasonable efforts to ensure that such shares are issued to Executive on a timely basis as provided herein. The certificates for shares of Class B Common Stock delivered under this Agreement may be subject to such stop-transfer orders and other restrictions as the Committee may reasonably determine are required under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Class B Common Stock may then be listed, and any applicable federal or state securities law. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

Section 7.  Adjustments Upon Changes in Capitalization.

(a)  No Limitation on Company Rights.  The existence of this Agreement shall not affect or restrict in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of bonds, other debentures, preferred or prior preference stocks, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

(b)  Adjustments.  In the event that a dividend shall be declared upon the Class B Common Stock payable in shares of Class B Common Stock, the number of Performance Units shall be adjusted by adding to the award a number of Performance Units equal to the number of shares which would have been distributable thereon if the Performance Units had been outstanding shares of Class B Common Stock on the date fixed for determining the stockholders entitled to receive such stock dividend. In the event that the outstanding shares of Class B Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, or changed into or exchanged for cash or property or the right to receive cash or property (but not including any dividend payable in cash or property other than a liquidating distribution), whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then each Performance Unit shall be adjusted to become a right to receive the number and kind of shares of stock or other securities or cash or property or right to receive cash or property into which each outstanding share of Class B Common Stock shall be so changed or for which each such share shall be exchanged. In the event there shall be any change other than as specified above in this Section 7, in the number or kind of outstanding shares of Class B Common Stock or of any stock or other securities into which such Class B Common Stock shall have been changed or for which it shall have been exchanged, then if the Committee shall in its reasonable discretion determine that such change equitably requires an adjustment in the Performance Units, such adjustment shall be made as determined by the Committee.

Section 8.  Assignment of this Agreement or Benefits Hereunder.

(a)  Successors.  The Company will require any successor (whether via a Change in Control, direct or indirect, by purchase, merger, consolidation, or otherwise) of the Company to expressly assume and agree to perform the obligations under this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

(b)  Assignment by Executive.  This Agreement shall inure to the benefit of and be enforceable by Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees. If Executive should die while any amount is still payable to Executive hereunder had the Executive continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive’s estate. Executive’s rights hereunder shall not otherwise be assignable. In that regard, no part of any amounts granted or payable hereunder shall, prior to actual payment, (i) be subject to seizure, attachment, garnishment or sequestration for the payment of debts, judgments, alimony or separate maintenance owed by Executive or any other person, (ii) be transferable by operation of law in the event of Executive’s or any person’s bankruptcy or insolvency or (iii) be transferable to a spouse as a result of a property settlement or otherwise.

Section 9.  Notices.  Any notice required to be delivered to the Company by Executive hereunder shall be properly delivered to the Company when personally delivered to (including by a reputable overnight courier), or actually received through the U.S. mail, postage prepaid, by:

Coca-Cola Bottling Co. Consolidated
4100 Coca-Cola Plaza
Charlotte, NC 28211
Attn: Vice Chairman of the Board of Directors

Any notice required to be delivered to Executive by the Company hereunder shall be properly delivered to Executive when personally delivered to (including by a reputable overnight courier), or actually received through the U.S. mail, postage prepaid, by, Executive at his last known address as reflected on the books and records of the Company.

Section 10.  Contractual Rights to Benefits.  This Agreement establishes in Executive a right to the benefits to which Executive is entitled hereunder. However, except as expressly stated herein, nothing herein contained shall require or be deemed to require, or prohibit or be deemed to prohibit, the Company to segregate, earmark or otherwise set aside any funds or other assets, in trust or otherwise, to provide for any payments to be made or required hereunder. This Agreement is intended to be an unfunded general asset promise for a select, highly compensated member of the Company’s management and, therefore, is intended to be exempt from the substantive provisions of the Employee Retirement Income Security Act of 1974, as amended.

Section 11.  Entire Agreement.  This Agreement represents the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior discussions, negotiations, and agreements concerning the subject matter hereof. This Agreement may only be amended by a written instrument signed by both parties.

Section 12.  Tax Matters.

(a)  Executive’s Responsibility for Taxes.  Regardless of any action the Company takes with respect to any or all income tax, payroll tax or other tax-related withholding (“Tax-Related Items”), Executive acknowledges that the ultimate liability for all Tax-Related Items owed by Executive is and remains Executive’s responsibility and that the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the grant of Performance Units, including the grant and vesting of the Performance Units, or the subsequent sale or exchange of shares of Class B Common Stock acquired upon the vesting of the Performance Units; and (ii) does not commit to structure the terms of the grant or any aspect of the Performance Units to reduce or eliminate Executive’s liability for Tax-Related Items.

(b)  Tax Withholding.  In the event the Company reasonably determines that it must withhold any Tax-Related Items as a result of the award hereunder, Executive agrees as a condition of the grant of the Performance Units to make arrangements reasonably satisfactory to the Company to enable it to satisfy all withholding requirements, including, but not limited to, withholding any applicable Tax-Related Items from the payment of the Performance Units. If Executive does not make such arrangements, Executive authorizes the Company to fulfill its withholding obligations by all legal means, including, but not limited to (i) withholding Tax-Related Items from Executive’s wages, salary or other cash compensation; (ii) withholding Tax-Related Items from the cash proceeds, if any, received upon sale of any shares received in payment for the Performance Units; and (iii) at the time of payment, withholding shares of Class B Common Stock sufficient to meet any withholding obligations for Tax-Related Items. The Company may refuse to issue and deliver shares of Class B Common Stock in payment of any vested Performance Units if Executive fails to comply with his withholding obligations hereunder. In that regard, consistent with the provisions of this Agreement, Executive may satisfy such withholding requirements in whole or in part by causing the Company to settle in cash such number of Performance Units otherwise payable in Class B Common Stock hereunder sufficient, based on the Fair Market Value of the Class B Common Stock payable with respect to such Performance Units as of the date such withholding requirements are to be determined, to meet the maximum statutory withholding obligations for Tax Related Items.

Section 13.  Severability.  In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

Section 14.  Applicable Law.  To the extent not preempted by the laws of the United States, the laws of the State of Delaware shall be the controlling law in all matters relating to this Agreement. Each party (i) consents to the personal jurisdiction of any state or federal court located in Charlotte, North Carolina (and any corresponding appellate court) in any proceeding arising out of or relating to this Agreement or the Executive’s employment by the Company, (ii) waives any venue or inconvenient forum defense to any proceeding maintained in such courts and (iii) except as otherwise provided in this Agreement, agrees not to bring any proceeding arising out of or relating to this Agreement or the Executive’s employment by the Company in any other court.

Section 15.  No Right to Continued Employment.  It is understood that this Agreement is not intended and shall not be construed as an agreement or commitment by the Company to employ Executive during the term hereof, or for any fixed period of time.

Section 16.  Payment of Expenses.  The Company shall pay all fees and expenses necessarily incurred by it in connection with the issue of Performance Units and Class B Common Stock pursuant hereto and will use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable.

Section 17.  Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

Section 18.  Headings and Definitions.  The headings appearing at the beginning of each Section in this Agreement are intended only as an index and are not to be construed to vary the meaning of the provision to which they refer. Any capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Annual Bonus Plan.

Section 19.  Execution.  This Agreement is hereby executed in duplicate originals, one of which is being retained by each of the parties hereto.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized officer, and Executive has hereunto set his hand, all as of the day and year first above written.

ATTEST:		COCA-COLA BOTTLING CO. CONSOLIDATED

By:	/s/ Umesh M. Kasbeker	By:	/s/ Henry W. Flint

Name:	Umesh M. Kasbekar	Name:	Henry W. Flint
Title:	Senior Vice President,	Title:	Vice Chairman
Planning and Administration

ACCEPTED BY:
J. Frank Harrison, III

		By:	/s/ J. Frank Harrison, III

		Name:	J. Frank Harrison, III

ANNUAL MEETING OF STOCKHOLDERS OF
COCA-COLA BOTTLING CO. CONSOLIDATED
April 29, 2008
PROXY VOTING INSTRUCTIONS

MAIL — Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE — Call toll-free 1-800-PROXIES
(1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
ê Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	The election of eleven directors to serve until the next Annual Meeting and until their successors have been elected and qualified.

NOMINEES:
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	¡ ¡ ¡ ¡ ¡ ¡ ¡ ¡ ¡ ¡ ¡	J. FRANK HARRISON, III H.W. MCKAY BELK SHARON A. DECKER WILLIAM B. ELMORE HENRY W. FLINT DEBORAH S. HARRISON NED R. MCWHERTER JAMES H. MORGAN JOHN W. MURREY, III CARL WARE DENNIS A. WICKER

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

		FOR	AGAINST	ABSTAIN
2.	The approval of an award of performance units to our Chairman and Chief Executive Officer.	☐	☐	☐
3.	The ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2008.	☐	☐	☐
4.	Such other business as may properly come before the Annual Meeting or any adjournment thereof.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF ALL NOMINEES AS DIRECTORS AND FOR PROPOSALS 2 AND 3. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXYHOLDERS IN ACTING UPON ANY OTHER BUSINESS WHICH MAY BE PROPERLY BROUGHT BEFORE SAID MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.
The undersigned hereby acknowledges receipt of the Company’s Notice of Annual Meeting of Stockholders, dated March 25, 2008, Proxy Statement, 2007 Summary Annual Report to Stockholders and Annual Report on Form 10-K for the year ended December 30, 2007.
The Board of Directors urges you to vote your shares by proxy even if you plan to attend the 2008 Annual Meeting of Stockholders. You can always change your vote at the meeting.
Please sign, date and return this Proxy in the accompanying prepaid self-addressed envelope. Thank You.

If you plan to attend the Annual Meeting of Stockholders on April 29, 2008, please check the following box:	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
COCA-COLA BOTTLING CO. CONSOLIDATED
Annual Meeting of Stockholders, April 29, 2008
     The undersigned hereby appoints J. Frank Harrison, III and William B. Elmore, and each of them, proxies, with full power of substitution, to act and to vote the shares of Common Stock or Class B Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 29, 2008, and any adjournment thereof, as follows:
(Continued and to be signed on the reverse side.)